Exhibit (a)(1)(A)

ORBOTECH LTD.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

NOVEMBER 4, 2010

YOUR RIGHT TO ELECT TO EXCHANGE YOUR OPTIONS AND YOUR RIGHT

TO WITHDRAW SUCH ELECTION WILL EXPIRE AT 4:00 P.M., ISRAEL TIME, ON

WEDNESDAY, DECEMBER 15, 2010, UNLESS EXTENDED.

This document constitutes part of the Section 10(a) Prospectus relating to the Equity Remuneration Plan for Key Employees of Orbotech Ltd. and its Affiliates and Subsidiaries (As Amended and Restated, 2005).

Orbotech Ltd. (“Orbotech” or the “Company) is offering to certain employees of the Company and its subsidiaries the right to exchange (the “Exchange Offer”) certain of their outstanding options to purchase ordinary shares, New Israeli Sheqels (“NIS”) 0.14 nominal (par) value, of Orbotech (“Ordinary Shares”) for new options (the “New Options”) to purchase a lesser number of Ordinary Shares on the terms described herein (this “Offer to Exchange”). Only outstanding options granted in the years 2005, 2006 or 2007, that have an exercise price greater than $20 per share and that are held by persons who are, on the date of commencement and expiration of the Exchange Offer, residents of Israel, the United States, Germany, Hong Kong, Japan, Korea or Taiwan and are not otherwise ineligible to participate in the Exchange Offer (the “Eligible Options”) may be tendered for exchange pursuant to the Exchange Offer.

The Exchange Offer is being made on the basis of a fixed exchange ratio, which is determined in accordance with the year in which the Eligible Option was granted. The exchange ratio for (i) Eligible Options granted in 2005 is 5-to-1, (ii) Eligible Options granted in 2006 is 3-to-1 and (iii) Eligible Options granted in 2007 is 2-to-1, rounded down (if necessary) to the nearest whole number to avoid the issuance of fractional Ordinary Shares.

Upon surrender of Eligible Options pursuant to the Exchange Offer, New Options will be granted on the first trading day following the expiration date of the Exchange Offer with a uniform exercise price equal to the mean average between the high and the low sale prices of the Ordinary Shares, as reported by the NASDAQ Global Select Market (the “Nasdaq”) on that day. It is expected that the grant date of the New Options will be December 16, 2010, unless the Company decides to extend the Exchange Offer.

Each New Option will be issued pursuant to the Equity Remuneration Plan for Key Employees of Orbotech Ltd. and its Affiliates and Subsidiaries (as Amended and Restated, 2005) (the “2000 Plan”), will be subject to a two-year vesting schedule commencing on the grant date and, with the exception of New Options issued in exchange for Eligible Options granted in September 2005 (“2005 Eligible Options”), will be for a term equal to the remaining term of the Eligible Option for which it was exchanged. New Options granted in exchange for 2005 Eligible Options will expire on February 28, 2013.

You may only participate in the Exchange Offer on a grant-by-grant basis. In other words, you may elect to exchange one Eligible Option granted to you (and identified by a distinctive serial number) and not to exchange another Eligible Option granted to you (and identified by a different serial number); however, if you wish to surrender an Eligible Option for exchange, all of the Ordinary Shares subject to that Eligible Option must be surrendered in full. Eligible Options may not be surrendered in part.

Grants of New Options will be made on the first trading day following the expiration date of the Exchange Offer, provided you are still employed by the Company on the date that the Exchange Offer expires and that you have not, as of that date, given or received notice of termination of your employment. The Exchange Offer is not conditioned upon a minimum number of Eligible Options being surrendered for exchange.

The Ordinary Shares are traded on the Nasdaq under the symbol ‘ORBK’. On November 3, 2010, the last completed trading day prior to the commencement of the Exchange Offer, the closing price of the Ordinary Shares as reported by Nasdaq was $10.44.

See ‘Risks Related to the Exchange Offer’ for a discussion of risks that you should consider before deciding whether or not to participate in the Exchange Offer.

IMPORTANT

To elect to exchange some or all of your Eligible Options pursuant to the Exchange Offer, you must properly complete, sign and deliver a notice of election (the form of which will be provided to you by the Company) to the Corporate Secretary of the Company, Michael Havin (the “Corporate Secretary”). Delivery of your properly completed and signed notice of election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail to be sent to the Corporate Secretary at michael.havin@orbotech.com (such electronic delivery of the notice of election forms, “Electronic Delivery”). If, and only if, you are unable to effect Electronic Delivery, you may deliver your properly completed and signed notice of election to the Corporate Secretary in person (“Non-Electronic Delivery”) in a manner, and at a time and place, to be coordinated in advance with him, either by telephone at +972-8-9423622 or via e-mail at michael.havin@orbotech.com. In order to be effective, the Corporate Secretary must receive your properly completed and signed notice of election, either via Electronic Delivery or Non-Electronic Delivery, before 4:00 p.m., Israel Time, on Wednesday, December 15, 2010 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election or notice of withdrawal after expiration of the Exchange Offer.

Subject to the Company’s right to extend, terminate or amend the Exchange Offer, immediately after the expiration of the Exchange Offer, the Company will accept all properly surrendered Eligible Options that have not been validly withdrawn. Promptly thereafter, the Company will give written notice to each eligible employee who validly surrendered Eligible Options pursuant to the Exchange Offer confirming the New Option grant details, including the date of grant of, the number of Ordinary Shares subject to, and the vesting and expiration dates of, each New Option. Upon acceptance of the Eligible Options that were surrendered for exchange, the surrendered Eligible Options will be cancelled and you will no longer have any right to purchase Ordinary Shares pursuant to those Eligible Options.

Although the Company’s Board of Directors (the “Board”) has approved the Exchange Offer, neither Orbotech nor the Board is making any recommendation as to whether or not you should participate in the Exchange Offer. Participation in the Exchange Offer carries risks and there is no guarantee that you will ultimately receive greater value from the New Options if you elect to participate in the Exchange Offer than from your Eligible Options if you do not elect to participate. As a result, you must make your own decision regarding your participation in the Exchange Offer. The Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning the Exchange Offer including any personal tax implications or otherwise.

Orbotech has not authorized any person to make any recommendation on its behalf as to whether or not you should surrender your Eligible Options for exchange pursuant to the Exchange Offer. You should rely only on the information in these materials or in other documents to which the Company has referred you. Orbotech has not authorized any person to provide you with any information or to make any representation in connection with the Exchange Offer other than the information and representations contained or referred to in these materials. If any person makes any recommendation or representation to you or provides you with any information, you should treat that recommendation, representation or information as not having been authorized by the Company.

The Company is not making an offer of New Options in any jurisdiction in which participation in the Exchange Offer by its employees is not permitted. However, the Company may, at its discretion, take any actions necessary to permit participation in the Exchange Offer by employees in any of these jurisdictions.

You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer to Exchange. This Offer to Exchange summarizes various agreements, documents and other information. These summaries are qualified in their entirety by reference to the agreements, documents and information to which they relate.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or passed judgment upon the adequacy of the disclosures of this Offer to Exchange. Any representation to the contrary is a criminal offense.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this Offer to Exchange. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

The date of this Offer to Exchange is November 4, 2010.

SUMMARY TERM SHEET

The following are answers to some questions that you may have about the Exchange Offer. However, you should carefully read this entire Offer to Exchange and the other documents relating to the Exchange Offer, because the matters discussed here are not exhaustive and may not cover all of the questions that you might have, and additional important information is contained in the remainder of this Offer to Exchange and the other documents relating to the Exchange Offer. Some of the responses in this Summary Term Sheet contain references to other sections in this Offer to Exchange to help you find a more complete description of the topics covered in this section. The Exchange Offer is subject to the terms and conditions of the remainder of these documents, as they may be amended.

1.	Why is the Company making the Exchange Offer?

The Exchange Offer is being made for compensatory purposes. The Board believes that the underwater Eligible Options no longer effectively provide the long-term incentive and retention objectives for which they were intended and that the Exchange Offer constitutes an important component in the Company’s strategy to retain, motivate and reward employees. In addition, the Board believes that the Exchange Offer will be beneficial to shareholders as it may result in the cancellation of a large number of outstanding options and the issuance of new options for significantly fewer Ordinary Shares in their place. See the information set forth under the heading ‘The Exchange Offer—Purpose of the Exchange Offer’

2.	What options are covered by the Exchange Offer and who is eligible to participate in the Exchange Offer?

Only outstanding options granted in the years 2005, 2006 or 2007, that have an exercise price greater than $20 per share and that are held by persons who are, on the date of commencement and expiration of the Exchange Offer, residents of Israel, the United States, Germany, Hong Kong, Japan, Korea or Taiwan and are not otherwise ineligible to participate in the Exchange Offer may, be tendered for exchange pursuant to the Exchange Offer. The Company’s directors and its senior management and corporate officers (all of whom are named in this Offer to Exchange under the heading ‘The Exchange Offer—Interests of Directors and Officers; Transactions and Arrangements Concerning the Options’); as well as certain additional members of the Company’s management, are ineligible to participate in the Exchange Offer. Should you cease to be a resident of one of Israel, the United States, Germany, Hong Kong, Japan, Korea or Taiwan, or should you give or receive notice of termination of your employment, during the period that the Exchange Offer is open, you will no longer be entitled to participate in the Exchange Offer and any Eligible Options that you have tendered pursuant to the Exchange Offer will be returned to you and will remain outstanding on their pre-existing terms and conditions and no New Options will be issued to you. See the information set forth under the heading ‘The Exchange Offer—Number of Options; Expiration Date’ and ‘The Exchange Offer—Acceptance of Options for Exchange and Grant of New Options’.

3.	How many Shares subject to New Options will I receive in exchange for the Eligible Options that I surrender for exchange?

The Exchange Offer is being made on the basis of a fixed exchange ratio, which is determined in accordance with the year in which the Eligible Option was granted. The exchange ratio for (i) Eligible Options granted in 2005 is 5-to-1, (ii) Eligible Options granted in 2006 is 3-to-1 and (iii) Eligible Options granted in 2007 is 2-to-1, rounded down (if necessary) to the nearest whole number to avoid the issuance of fractional Ordinary Shares. By way of illustration, an Eligible Option to purchase 100 Ordinary Shares will, if granted in 2005, be exchangeable for a New Option to purchase 20 Ordinary Shares; if granted in 2006, for a New Option to purchase 33 Ordinary Shares; and if granted in 2007, for a New Option to purchase 50 Ordinary Shares. See the information set forth under the headings ‘The Exchange Offer—Number of Options; Expiration Date’ and ‘The Exchange Offer—Source and Amount of Consideration; Terms of New Options’.

4.	When will the New Options vest?

Subject to the terms of the 2000 Plan, assuming your continued employment with the Company, as required under the 2000 Plan, New Options will vest over a two-year period commencing on the grant date, such that one half of the Ordinary Shares (rounded up, if necessary, to the nearest whole number) subject to each New Option will vest on the first anniversary of the grant date of the New Option and the balance will vest on the second anniversary thereof. By way of illustration, a New Option to purchase 33 Ordinary Shares granted on December 16, 2010, would vest as to 17 Ordinary Shares on December 16, 2011 and as to 16 Ordinary Shares on December 16, 2012. See the information set forth under the headings ‘The Exchange Offer—Number of Options; Expiration Date’ and ‘The Exchange Offer—Source and Amount of Consideration; Terms of New Options’.

5.	When will the New Options expire?

Except for those New Options granted in exchange for 2005 Eligible Options, each New Option will be for a term equal to the remaining term of the Eligible Option for which it was exchanged. New Options granted in exchange for 2005 Eligible Options will expire on February 28, 2013. By way of illustration, a New Option granted on December 16, 2010 in exchange for a 2005 Eligible Option that was granted on September 26, 2005 would expire, and would no longer be exercisable after, 11:59 p.m. (Israel Time) on February 28, 2013. A New Option granted on December 16, 2010 in exchange for an Eligible Option that was granted on August 10, 2006 would expire, and would no longer be exercisable after, 11:59 p.m. (Israel Time) on August 9, 2013. Like Eligible Options, all New Options will be subject to the cancellation and forfeiture provisions contained in the 2000 Plan. See the information set forth under the headings ‘The Exchange Offer—Number of Options; Expiration Date’ and ‘The Exchange Offer—Source and Amount of Consideration; Terms of New Options’.

6.	What will the exercise price of the New Options be?

Because the New Options will be granted on the first trading day following the expiration date of the Exchange Offer, they will have an exercise price that is equal to the average between the ‘high’ and the ‘low’ sale prices of the Ordinary Shares as reported by the Nasdaq on that day (rounded up, if necessary, to the nearest cent), in accordance with the terms of the 2000 Plan. By way of illustration, if the high and low sale prices of the Ordinary Shares reported by the Nasdaq on the grant date are $10.44 and $9.87, respectively, the uniform exercise price of all New Options granted pursuant to the Exchange Offer will be $10.16 per share. For this reason, it will not be possible at the time that you elect whether or not to participate in the Exchange Offer to know the exercise price of a New Option. See the information set forth under the headings ‘The Exchange Offer—Number of Options; Expiration Date’ and ‘The Exchange Offer—Source and Amount of Consideration; Terms of New Options’.

7.	Will I have to pay income taxes, or be subject to any withholding taxes, if I exchange my Eligible Options in the Exchange Offer?

Israel

In accordance with a tax pre-ruling issued in Hebrew by the Israel Tax Authority (the “ITA”) on, and dated, October 26, 2010 (the “Pre-Ruling”), employees who are Israeli residents for tax purposes and who exchange Eligible Options for New Options will not be required to recognize income for Israeli income tax purposes at the time of the exchange, provided that the affected employees consent to the terms of the Pre-Ruling. An English summary that sets forth each material provision of the Pre-Ruling is filed as an exhibit to the Tender Offer Statement on Schedule TO that the Company has filed with the SEC (the “Schedule TO”) and to which this Offer to Exchange relates.

In accordance with the Pre-Ruling and Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 (the “Tax Ordinance”), the exercise of New Options will not constitute a taxable event requiring the withholding of tax by the ITA and tax should be payable only upon the sale, or the release from trust, of Ordinary Shares subject to New Options, whichever is the earlier.

See the information set forth under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’.

United States

The Company believes that, under current United States tax law, employees who are United States taxpayers and who exchange Eligible Options for New Options generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. In addition, since the Company intends for the New Options to qualify as incentive stock options, employees who exchange Eligible Options for New Options generally will not have taxable income when exercising New Options, as long as they satisfy the requirements for incentive stock options under current U.S. tax law. Such employees would have taxable income when selling Ordinary Shares underlying the New Options.

To the extent the New Options fail to qualify as incentive stock options, employees who exercise such options may have taxable income when exercising New Options. In such a case, the Company will generally have a tax withholding obligation and will require employees to satisfy the applicable tax withholding requirements through payroll withholding, by withholding proceeds received upon the sale of the underlying Ordinary Shares through a sell-to-cover arrangement, or otherwise, as is the Company’s practice with respect to existing options.

See the information set forth under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’.

Germany

The Company believes that, under current German tax law, employees who are German taxpayers are not likely to be subject to tax in Germany as a result of the exchange of Eligible Options for New Options.

The Company believes that, under current German tax law, when employees exercise the New Options, they will be subject to income tax in Germany, calculated by reference to the differential between the fair market value of the Ordinary Shares on the date of exercise and the exercise price they pay for those Ordinary Shares. In addition a solidarity surcharge is due at the rate of 5.5% of income tax, and a church tax of either 8 or 9% of income tax may be imposed.

See the information set forth under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’.

Hong Kong

The Company believes that, under current Hong Kong tax law, employees who are Hong Kong taxpayers are not likely to be subject to tax in Hong Kong as a result of the exchange of Eligible Options for New Options.

The Company believes that, under current Hong Kong tax law, when employees exercise the New Options, they will be subject to a salaries tax in Hong Kong, calculated by reference to the differential between the fair market value of the Ordinary Shares on the date of exercise and the exercise price they pay for those Ordinary Shares.

See the information set forth under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’.

Japan

The Company believes that, under current Japanese tax law, employees who are Japanese taxpayers are not likely to be subject to tax in Japan as a result of the exchange of Eligible Options for New Options.

The Company believes that, under current Japanese tax law, when employees exercise the New Options, they will be subject to income tax in Japan, calculated by reference to the differential between the fair market value of the Ordinary Shares on the date of exercise and the exercise price they pay for those Ordinary Shares.

See the information set forth under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’.

Korea

The Company believes that, under current Korean tax law, employees who are Korean taxpayers are not likely to be subject to tax in Korea as a result of the exchange of Eligible Options for New Options.

The Company believes that, under current Korean tax law, when employees exercise the New Options, they will be subject to salaries tax in Korea calculated by reference to the differential between the fair market value of the Ordinary Shares on the date of exercise and the exercise price they pay for those Ordinary Shares.

See the information set forth under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’.

Taiwan

The Company believes that, under current Taiwanese tax law, employees who are Taiwanese taxpayers are not likely to be subject to tax in Taiwan as a result of the exchange of Eligible Options for New Options.

The Company believes that, under current Taiwanese tax law, when employees exercise the New Options, they will be subject to salaries tax in Taiwan, calculated by reference to the differential between the fair market value of the Ordinary Shares on the date of exercise and the exercise price they pay for those Ordinary Shares.

See the information set forth under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’.

Before deciding whether or not to participate in the Exchange Offer, you should consult with your personal tax and financial advisors with respect to the tax consequences of exchanging your Eligible Options. You should consider the local, state, federal and foreign tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances. For example, if you are a resident of or subject to the tax laws in more than one country, there may be additional or different tax and social insurance consequences and other restrictions that apply to you. The Company is not responsible for any adverse tax or other financial consequences that may result from your voluntary participation in the Exchange Offer, irrespective of the source of or reason for any such negative consequences.

8.	When will I receive my New Options?

The Company currently anticipates that the Exchange Offer will expire at 4:00 p.m., Israel Time, on Wednesday, December 15, 2010. If the Exchange Offer is not extended, then the tendered Eligible Options will be accepted for exchange and will be cancelled at that time and the corresponding New Options will be granted on December 16, 2010 (the first trading day following the expiration date of the Exchange Offer). Should the expiration date of the Exchange Offer be extended, then the cancellation date of the Eligible Options and the grant date of the New Options will be extended accordingly. As promptly as practicable after the grant date, you will receive an award notification letter of the type customarily provided to Orbotech grantees substantially in the form of the award notification filed as an exhibit to the Schedule TO, notifying you of the award of each New Option. In addition, in due course you will be contacted to arrange for signature of the formal option agreement which, as always, is required to be in place before you can exercise the subject option. See the information set forth under the headings ‘The Exchange Offer—Number of Options; Expiration Date’, ‘The Exchange Offer—Acceptance of Options for Exchange and Grant of New Options’ and ‘The Exchange Offer—Source and Amount of Consideration; Terms of New Options’.

9.	Are there conditions to the Exchange Offer?

The Exchange Offer is subject to a number of conditions with regard to events that could occur before the expiration of the Exchange Offer and pursuant to which the Company may terminate the Exchange Offer. These events include a change in accounting principles, a lawsuit challenging the

Exchange Offer, a third-party tender offer for the Company’s Ordinary Shares and an acquisition proposal for the Company. These and various other conditions are more fully described under the heading ‘The Exchange Offer—Conditions of the Exchange Offer’. Should the Company terminate the Exchange Offer prior to accepting and canceling your surrendered Eligible Options, your Eligible Options will remain outstanding on their pre-existing terms and conditions. The Exchange Offer is not conditional upon any minimum level of participation by eligible employees. See also the information set forth under the heading ‘The Exchange Offer—Extension of the Exchange Offer; Termination; Amendment’.

10.	What if I am not an employee of the Company on the date the Exchange Offer expires or if I have given or received notice of termination of my employment by that time?

You will only receive a grant of New Options in the Exchange Offer if you are an employee of the Company, a Related Company and/or a Foreign Subsidiary (as those terms are defined in the 2000 Plan) on the date the Exchange Offer expires and have not, as of that date, either given or received notice of termination of your employment. If, on such date, you are not an employee of the Company, a Related Company and/or a Foreign Subsidiary for any reason, or if you have either given or received notice of termination of your employment, then you will not be entitled to participate in the Exchange Offer and no New Options will be issued to you. In that event, any Eligible Options that you had tendered in the Exchange Offer will remain outstanding on their pre-existing terms and conditions and subject to the provisions of the 2000 Plan. Employees who are on a leave of absence or are on maternity leave will be entitled to participate in the Exchange Offer. Participation in the Exchange Offer does not confer upon you the right to remain in the employ of the Company or any of its subsidiaries. See the information set forth under the heading ‘The Exchange Offer—Number of Options; Expiration Date’ and ‘The Exchange Offer—Acceptance of Options for Exchange and Grant of New Options’.

11.	Am I required to participate in the Exchange Offer?

No. Participation in the Exchange Offer is entirely voluntary.

12.	If I elect to participate in the Exchange Offer do I have to exchange all of my Eligible Options or can I just exchange some of them?

You may only participate in the Exchange Offer on a ‘grant-by-grant’ basis. In other words, you may elect to exchange one Eligible Option granted to you (and identified by a distinctive serial number) and not to exchange another Eligible Option granted to you (and identified by a different serial number); however, if you wish to surrender an Eligible Option for exchange, all of the Ordinary Shares subject to that Eligible Option must be surrendered in full. Eligible Options may not be surrendered in part. By way of illustration, if you hold two Eligible Options, Option No. 2000-4545 to purchase 300 Ordinary Shares (the “4545 Option”) and Option No. 2000-6279 (the “6279 Option”) to purchase 250 Ordinary Shares, you may elect to exchange the 4545 Option and not to exchange the 6279 Option, regardless of whether or not, or the extent to which, either the 4545 Option or the 6279 Option has vested; however, because Eligible Options may not be surrendered in part, you are not permitted to tender pursuant to the Exchange Offer only 100 of the 300 Ordinary Shares from the 4545 Option. See the information set forth under the heading ‘The Exchange Offer—Number of Options; Expiration Date’.

13.	What do I need to do to participate in the Exchange Offer?

To participate in the Exchange Offer, you must properly complete, sign and deliver a notice of election (the form of which will be provided to you by the Company) to the Corporate Secretary of the Company, Michael Havin (the “Corporate Secretary”). Delivery of your properly completed and signed notice of election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail to be sent to the Corporate Secretary at michael.havin@orbotech.com (such electronic delivery of the notice of election forms, “Electronic Delivery”). If, and only if, you are unable to effect Electronic Delivery, you may deliver your properly completed and signed notice of election to the Corporate Secretary in person (“Non-Electronic Delivery”) in a manner, and at a time and place, to be coordinated in advance with him, either at telephone +972-8-9423622 or via e-mail at michael.havin@orbotech.com. In order to be effective, the Corporate Secretary must receive your properly completed and signed notice of election, either via Electronic Delivery or Non-Electronic Delivery, before 4:00 p.m., Israel Time, on Wednesday, December 15, 2010 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election after expiration of the Exchange Offer.

Proper completion, signature and delivery of the notice of election requires that you undertake a series of steps, which are set forth below:

I	For all Eligible Employees:

(a)	Determine which of your Options are Eligible Options.

Identify which of your options are Eligible Options and therefore are exchangeable pursuant to the Exchange Offer, including the unique serial numbers of each of your Eligible Options. Eligible Options are those that meet the qualifying criteria set forth in these materials (see the information set forth under the heading ‘Summary Term Sheet’ and ‘The Exchange Offer—Number of Options; Expiration Date’). The unique serial number of each of your options is contained in the formal option agreement covering those options, and is also accessible through the Tamir Fishman employee website (accessible at http://www.tamirfishman.com) via the eSOP hyperlink. You will be able to access the Tamir Fishman employee website using the username and password previously assigned to you; however, if you do not have a username or password, or if you need any other any technical assistance in order to gain access to the Tamir Fishman website, you should contact the Orbotech Human Resources department, by telephone at +972-8-9423640 or via e-mail at keren.yahalom@orbotech.com.

(b)	Calculate the New Options you would receive in exchange for your Eligible Options.

To calculate the New Options that you would receive if you were to participate in the Exchange Offer, apply to your Eligible Options the fixed exchange ratios of 5-to-1 (for Eligible Options granted in 2005), 3-to-1 (for Eligible Options granted in 2006) and 2-to-1 (for Eligible Options granted in 2007), rounded down (if necessary) to the nearest whole number. By way of illustration, an Eligible Option to purchase 100 Ordinary Shares will, if granted in 2005, be exchangeable for a New Option to purchase 20 Ordinary Shares; if granted in 2006, for a New Option to purchase 33 Ordinary Shares; and if granted in 2007, for a New Option to purchase 50 Ordinary Shares.

(c)	Conduct your own Evaluation of whether or not to Participate in the Exchange Offer.

Although the Board has approved the Exchange Offer, neither Orbotech nor the Board is making any recommendation as to whether or not you should participate in the Exchange Offer. Participation in the Exchange Offer carries risks and there is no guarantee that you will ultimately receive greater value from the New Options if you elect to participate in the Exchange Offer than from your Eligible Options if you do not elect to participate. As a result, you must make your own decision regarding your participation in the Exchange Offer. The Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning the Exchange Offer including any personal tax implications or otherwise. For a discussion of the risks involved in participating in the Exchange Offer, see the information set forth under the heading ‘Risks Related to the Exchange Offer’.

II	For those Eligible Employees who decide to Participate in the Exchange Offer:

(a)	Complete the Notice of Election Form.

The notice of election is included in the materials that have been delivered to you as part of the Exchange Offer.

(b)	Deliver the Notice of Election to the Corporate Secretary.

Delivery of your properly completed and signed notice of election must be made by Electronic Delivery. If, and only if, you are unable to effect such Electronic Delivery,

you may deliver your properly completed and signed notice of election to the Corporate Secretary in person in a manner, and at a time and place, to be coordinated in advance with him, either by telephone at +972-8-9423622 or via e-mail at michael.havin@orbotech.com. In order to be effective, the Corporate Secretary must receive your properly completed and signed notice of election, either via Electronic Delivery or Non-Electronic Delivery, before 4:00 p.m., Israel Time, on Wednesday, December 15, 2010 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election after expiration of the Exchange Offer.

For further details and important information regarding the delivery of the signed notice of election, see the information set forth under the heading ‘The Exchange Offer—Procedures for Surrendering Eligible Options’.

14.	Can I change my election regarding Eligible Options I surrender or withdraw my election altogether?

You may change your election with respect to one or more specific Eligible Option grants by delivery to the Corporate Secretary in the manner described under the headings ‘The Exchange Offer—Procedures for Surrendering Eligible Options’ and ‘The Exchange Offer—Change in Election; Withdrawal of Participation’ of a properly completed and signed notice of election that (i) bears the same or a later date than your previously properly completed, signed and delivered notice of election and (ii) is delivered to the Corporate Secretary subsequent to the delivery of your most recently submitted notice of election. Delivery of a subsequent notice of election in the manner described herein will automatically and entirely invalidate any notices of election that you may have previously submitted.

You may withdraw your election altogether by the delivery to the Corporate Secretary in the manner described under the headings ‘The Exchange Offer—Procedures for Surrendering Eligible Options’ and ‘The Exchange Offer—Change in Election; Withdrawal of Participation’ of a properly completed, and signed notice of withdrawal that (i) bears the same or a later date than your previously properly completed, signed and delivered notice of election and (ii) is delivered to the Corporate Secretary subsequent to the delivery of your most recently submitted notice of election.

Please note that whether you are changing your election with respect to one or more specific Eligible Options or withdrawing your participation in the Exchange Offer altogether, the Corporate Secretary must receive your properly completed and signed notice of election or notice of withdrawal before the Exchange Offer expires at 4:00 p.m., Israel Time, on Wednesday, December 15, 2010 (or such later date as may apply if the Exchange Offer is extended. Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election or notice of withdrawal after expiration of the Exchange Offer.

For further details and important information regarding the delivery of the signed notices of election or withdrawal, see the information set forth under the headings ‘The Exchange Offer—Procedures for Surrendering Eligible Options’ and ‘The Exchange Offer—Change in Election; Withdrawal of Participation’.

15.	Will I be required to give up all my rights to the surrendered Eligible Options?

Yes. Once the Company has accepted Eligible Options surrendered by you, those Eligible Options will be cancelled and you will no longer have any rights under those Eligible Options. Subject to the Company’s right to extend, terminate or amend the Exchange Offer, the Company will accept for exchange all Eligible Options that have been properly surrendered (and have not been withdrawn) prior to the expiration of the Exchange Offer. See the information set forth under the heading ‘The Exchange Offer—Acceptance of Options for Exchange and Grant of New Options’.

16.	What happens to my Eligible Options if I elect not to surrender them pursuant to the Exchange Offer?

Eligible Options that you choose not to surrender for exchange or that the Company does not accept for exchange will remain outstanding on their pre-existing terms and conditions, including, without limitation, their exercise price, vesting schedule and expiration date.

17.	When does the Exchange Offer expire? Can the Exchange Offer be extended and, if so, how will I know if it is extended?

The Exchange Offer will expire at 4:00 p.m., Israel Time, on Wednesday, December 15, 2010 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election or notice of withdrawal after expiration of the Exchange Offer. If the Exchange Offer is extended, the Company will give you sufficient notice of the extension and the new anticipated grant date for the New Options. See the information set forth under the heading ‘The Exchange Offer—Number of Options; Expiration Date’ and ‘The Exchange Offer—Extension of the Exchange Offer; Termination; Amendment’.

18.	What if the Company enters into a merger or other similar transaction in which there is a change in control of the Company prior to the grant of New Options?

While the Company is not currently negotiating any transactions that could reasonably be expected to lead to a merger, to its acquisition or otherwise to result in a change in control, the Board has a duty to consider alternatives for maximizing shareholder value. The possibility exists that a transaction could be proposed that the Board or the Company’s shareholders believe is in the best interests of the Company and its shareholders. The Company reserves the right to terminate the Exchange Offer prior to its expiration upon the occurrence of certain events, including if a tender or exchange offer with respect to some or all of the Ordinary Shares or a merger or acquisition proposal for the Company is proposed, announced or made by another person or entity or is publicly disclosed.

It is possible that, prior to the grant of New Options, the Company could enter into an agreement for a merger or other similar transaction that could result in a material change in the Company’s business or management. If Orbotech is acquired prior to the expiration of the Exchange Offer, it reserves the right to withdraw the Exchange Offer, in which case your Eligible Options will remain outstanding on their pre-existing terms and conditions and no New Options will be issued. If Orbotech is acquired prior to the expiration of the Exchange Offer but does not withdraw the offer, the Company (or the successor entity) will notify you of any material changes to the terms of the Exchange Offer or the New Options. Under such circumstances, the type of security and the number of shares covered by your New Options could be adjusted based on the consideration per share given to holders of Ordinary Shares in connection with the acquisition. As a result of this adjustment, you may receive New Options covering more or fewer shares of the acquiror’s stock than the number of shares subject to the Eligible Options that you tendered for exchange or than the number you would have received pursuant to the New Options had no acquisition occurred. See the information under the headings ‘The Exchange Offer—Number of Options; Expiration Date’, ‘The Exchange Offer—Purpose of the Exchange Offer’ and ‘The Exchange Offer—Conditions of the Exchange Offer’.

19.	What does the Company recommend you do in response to the Exchange Offer?

Although the Board has approved the Exchange Offer, neither Orbotech nor the Board is making any recommendation as to whether or not you should participate in the Exchange Offer. Participation in the Exchange Offer carries risks and there is no guarantee that you will ultimately receive greater value from the New Options if you elect to participate in the Exchange Offer than from your Eligible Options if you do not elect to participate. As a result, you must make your own decision regarding your participation in the Exchange Offer. The Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning the Exchange Offer including any personal tax implications or otherwise.

20.	To whom can I talk to if I have questions about the Exchange Offer?

For questions regarding the tax-related information included in the Offer to Exchange, you may contact the Director of Taxation and Accounting of the Company, Jeffrey Buechler (the “Director of Taxation”), by telephone at +972-8-9423717 or via e-mail at jeffrey.buechler @orbotech.com. Please note, however, that the Director of Taxation is not able to provide advice on tax-related matters tailored to your individual needs; and the Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning any personal tax implications or otherwise.

For additional information or assistance on any other matters in connection with the Exchange Offer, you may contact the Corporate Secretary, Michael Havin, by telephone at +972-8-9423622 or via e-mail at michael.havin@orbotech.com. The Corporate Secretary will be available to speak or meet with employees who wish to discuss the Exchange Offer. Such meetings may be coordinated by contacting the Corporate Secretary by telephone at the number, or via e-mail at the address, noted above.

RISKS RELATED TO THE EXCHANGE OFFER

The following are some of the risks that may be involved in your participation in the Exchange Offer. You should carefully read this entire Offer to Exchange and the other documents relating to the Exchange Offer, however, the matters discussed here are not exhaustive and may not cover all of the risks that may be implicated by your participation in the Exchange Offer. You should also consider carefully the risks involved generally in an investment in the Company’s Ordinary Shares. In addition, you should also consider carefully sections in this Offer to Exchange discussing the tax consequences for employees inside and outside of the United States set forth (i) under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’ and (ii) in the rest of this Offer to Exchange, for a more in-depth discussion of certain risks that may apply to you before deciding whether or not to participate in the Exchange Offer.

This Offer to Exchange and the Company’s reports filed with the SEC referred to below and incorporated by reference herein include ‘forward-looking statements’. When used in this Offer to Exchange and the Company’s SEC reports, the words ‘anticipate’, ‘believe’, ‘could’, ‘will’, ‘plan’, ‘expect’ and ‘would’ and similar terms and phrases, including references to assumptions, identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting Orbotech and are subject to uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Many factors could cause the actual results to differ materially from those projected, including cyclicality in the industries in which the Company operates, the Company’s production capacity, product acceptance, worldwide economic conditions generally, especially in the industries in which the Company operates, the timing and strength of product and service offerings by the Company and its competitors, changes in business or pricing strategies, changes in the prevailing political and regulatory framework in which the relevant parties operate or in economic or technological trends or conditions, including currency fluctuations, inflation and consumer confidence, on a global, regional or national basis and other risks detailed in the Company’s SEC reports, including the Company’s Annual Report on Form 20-F for the year ended December 31, 2009, filed with the SEC on March 26, 2010 (the “2009 Annual Report”). The Company assumes no obligation to update the information in this Offer to Exchange or in any of its SEC reports to reflect new information, future events or otherwise, except as required by law.

The following discussion should be read in conjunction with the summary financial data included under the heading ‘The Exchange Offer—Information about the Company; Summary Financial Information’, as well as the Company’s financial statements and notes to the financial statements included in the 2009 Annual Report and in the Company’s report on Form 6-K filed with the SEC on November 2, 2010.

Participation in the Exchange Offer involves a number of potential risks, including those described below. Before making a decision on whether or not to tender Eligible Options, you should review carefully the risks described below as well as the risk factors under the heading ‘Risk Factors’ discussed in Item 3.D of the 2009 Annual Report. The risk factors set forth in Item 3.D of the 2009 Annual Report are incorporated herein by reference. See ‘Additional Information’ in Section 16 for more information regarding reports which the Company files with the SEC and how to obtain copies of, or otherwise review, such reports. Eligible employees should consider all of these risks carefully and are strongly encouraged to read the rest of these materials, and to speak with legal, financial or tax advisors, as necessary, before deciding whether or not to exchange your Eligible Options in the Exchange Offer.

The exchange ratio used in determining the number of New Options that you will be eligible to receive for your Eligible Options takes into account a number of factors and assumptions, and as such, the actual value of your New Options may be more or less than the value of your Eligible Options. Furthermore, the value of your New Options cannot be determined until the close of the Exchange Offer.

The number of New Options that you will be eligible to receive has been determined based on a fixed exchange ratio. The Company determined the exchange ratio by first calculating the aggregate value of the Eligible Options using a Black-Scholes option pricing model. Black-Scholes models were initially developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable, characteristics not present in Orbotech’s (or most other companies’) option grants under employee option plans. Existing valuation models, including variations of the Black-Scholes model, may not provide reliable measures of the values of the Company’s stock-based compensation, including with respect to the Exchange Offer. There currently is no market-based mechanism or other practical application to verify the reliability and accuracy of the estimates stemming from the Black-Scholes option pricing model used, in part, to determine the exchange ratio, nor is there a means to compare and adjust the estimates to actual values.

The Black-Scholes model utilized by the Company takes into account the following assumptions to estimate fair value: average closing stock price for the 30 trading days ending up to, but not including, August 1, 2010 ($11.08), actual daily historical stock price volatility for the prior 4.5 years, risk free interest rates that vary with the remaining term of the Eligible Options, the remaining contractual term of the options as of August 1, 2010, option exercise price and no dividend yield. In determining the exchange ratio, New Options were targeted to provide value that is, in the aggregate, not materially greater than the fair value of the Eligible Options and minimizes incremental compensation expense to the Company.

Depending on the assumption used to value your Eligible Options and New Options, it is possible a Black-Scholes valuation of your New Options may be greater or less than a Black-Scholes valuation of your Eligible Options. The exchange ratio was established on the date of Board approval of the Exchange Offer, namely July 15, 2010. The actual Black-Scholes value of the Eligible Options and the New Options cannot be known until the close of the Exchange Offer. Accordingly, it is important for you to evaluate the Exchange Offer based on your assessment of the Company’s future stock price, the specific options you currently hold and other applicable risk factors.

If you exchange Eligible Options for New Options and subsequently cease to be an Orbotech employee before the New Options fully vest, you will forfeit any unvested portion of your New Options.

All Eligible Options granted in 2005 and 2006 have vested in full; and Eligible Options granted in 2007 have vested as to 75% of the Ordinary Shares underlying them. If you elect to participate in the Exchange Offer, each New Option, pursuant to the terms of the 2000 Plan, will be subject to a new two-year vesting schedule beginning on the grant date of the New Options, as described in this Offer to Exchange, thereby effectively deferring some or all of the vesting dates of your options, since you will be exchanging fully and/or partially vested Eligible Options for New Options which are wholly unvested and cannot be exercised prior to each of their respective vesting dates. Should you cease to be an employee of the Company, a Related Company and/or a Foreign Subsidiary (as those terms are defined in the 2000 Plan) for any reason, including for reasons that may be beyond your control, your New Options will then cease to vest and any unvested portion of your New Options will be cancelled, as provided in the 2000 Plan. Accordingly, if you exchange Eligible Options for New Options, and subsequently cease to be employed by the Company, a Related Company and/or a Foreign Subsidiary before your New Options fully vest, you will forfeit any unvested portion of your New Options. If the market price of the Ordinary Shares were to increase above the exercise price of your Eligible Options and your employment terminates before your New Options have vested, then, in retrospect, it may be considered to have been preferable not to have exchanged your Eligible Options in the Exchange Offer.

If the trading price of the Ordinary Shares decreases after the date on which your New Options are granted, you will not be able to realize any gain from the exercise of your New Options.

New Options will be granted on the first trading day following the expiration date of the Exchange Offer with a uniform exercise price equal to the mean average between the high and the low sale prices of the Ordinary Shares, as reported by the Nasdaq on that day. It is expected that the grant date of the New Options will be December 16, 2010, unless the Company decides to extend the Exchange Offer. If the trading price of the Ordinary Shares decreases after the grant date of the New Options and remains lower than the exercise price of the New Options for their entire term, you will not be able to realize any gain from the exercise of your New Options. The trading price of the Ordinary Shares has been volatile and there can be no assurance that the price of the Ordinary Shares will increase after the grant date of the New Options.

If the trading price of the Ordinary Shares increases in the future, your Eligible Options might be worth more than the New Options that you receive pursuant to the Exchange Offer.

If you participate in the Exchange Offer, you will receive New Options to purchase a lesser number of Ordinary Shares than were subject to your Eligible Options. Therefore, it is possible that in the future your Eligible Options could be of a greater economic value than the New Options granted pursuant to the Exchange Offer. For example, if you are an employee in the United States and you exchange a 2005 Eligible Option exercisable for 1,000 shares with an exercise price of $20.00 per share, you will receive a New Option to purchase 200 shares. Assume, for illustrative purposes only, that the exercise price of your New Option is $10.00 per share and that in two years the trading price of the Ordinary Shares has increased to $25.00 per share. Under this example, had you retained your Eligible Options and sold the underlying shares at $25.00 per share, you would have realized a pre-tax gain of $5,000. However, if you exchanged your Eligible Option and sold the shares underlying your New Option, you would realize a pre-tax gain of only $3,000.

If Orbotech is acquired by or merges with another company or spins-off a business, your Eligible Options might be worth more than the New Options that you receive pursuant to the Exchange Offer.

A transaction involving Orbotech, such as a merger, spin-off or acquisition, could have the effect of increasing or decreasing significantly the price of the Ordinary Shares. Depending on the structure and terms of any such transaction, employees who elect to participate in the Exchange Offer might be deprived of some of the benefit of the appreciation in the price of the Ordinary Shares resulting from the merger, spin-off or acquisition. This could result in a greater financial benefit for those employees who did not participate in the Exchange Offer and retained their original Eligible Options.

Some non-U.S. and non-Israeli employees, including some employees who may be tax residents of multiple countries, could be subject to negative tax consequences if they participate in the Exchange Offer.

Non-U.S. and non-Israeli employees should carefully review this Offer to Exchange, including, but not limited to, the information set forth under the headings ‘Risks Related to the Exchange Offer’ and ‘The Exchange Offer—Material Income Tax Consequences’, to determine whether participation in the Exchange Offer could trigger any negative tax consequences. If you are subject to the tax laws of more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Nothing in the Exchange Offer should be construed as conferring upon you the right to remain an employee of the Company or its subsidiaries. The terms of your employment remain unchanged. The Company cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in its employ until the grant date for the New Options or thereafter.

Tax-Related Risks for Israeli Taxpayers

New Options will be granted on the first day following expiration of the Exchange Offer. Under Israeli tax law, New Options will attract a new holding period of two years commencing on the grant date and, if not held for that period, such New Options will not receive favorable tax treatment under Israeli law.

In order to receive favorable tax treatment for options granted under Section 102 of the Tax Ordinance, the trustee may not dispose of the Ordinary Shares subject to options within two years from the grant date. If such Ordinary Shares are sold less than two years from the grant date, you will be subject to income tax on any gain at a rate equivalent to your personal marginal tax level, rather than flat capital gains tax rate of approximately 25%, generally payable on such capital gains if the option is held for at least two years from the grant date. All Eligible Options have already met the required holding period of two years, and as a result will be taxed at the rate of approximately 25% generally payable on such capital gains. However, because 50% of the New Options will vest one year from the grant date, you will be able to exercise them prior to the end of the two-year holding period. Should you sell the underlying Ordinary Shares prior to the end of the two-year holding period, you will be subject to a marginal income tax rate that may be higher than had you held the New Options for two years or had you retained your Eligible Options. For more detailed information, please read the rest of this Offer to Exchange, and see the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’.

Under the current policy of the ITA, the exchange of Eligible Options that are fully vested could be considered a sale of such Eligible Options and therefore be treated as a taxable event. The exchange of Eligible Options that are not yet vested at the time of the exchange would generally not be treated as a taxable event. However, the Company filed a request for a pre-ruling from the ITA to establish that the exchange will not be treated as a taxable event and that no tax will be payable at the time of exchange by employees who are Israeli residents. An English summary that sets forth each material provision of the Pre-Ruling, which was written in Hebrew, is filed as an exhibit to the Tender Offer Statement on Schedule TO. The Pre-Ruling provides that the exchange will not be treated as a taxable event and consequently no tax will be payable at the time of exchange by employees who are Israeli residents. As a condition to participating in the Exchange Offer, you will be required to provide a declaration (included in the notice of election) confirming that you understand the Pre-Ruling, will abide by it and will not request to change or replace it.

You should review carefully the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’ for a more detailed discussion of the potential consequences of participating in the Exchange Offer. It is recommended that you consult with your personal tax and financial advisors before deciding whether or not to participate in the offer with respect to the tax consequences relating to your specific circumstances.

Tax-Related Risks for U.S. Taxpayers

Because the Exchange Offer will be held open for a period greater than 29 days, U.S. taxpayer employees who hold Eligible Options that are classified for U.S. federal tax purposes as incentive stock options and do not participate in this Exchange Offer will not be eligible for favorable tax treatment under U.S. federal tax law upon disposition of any Ordinary Shares acquired pursuant to the exercise of such Eligible Options within two years of the commencement of this Exchange Offer and one year after the exercise of the Eligible Options.

In order to receive favorable tax treatment for incentive stock options, you may not dispose of the Ordinary Shares subject to the option within two years after the grant date and one year after the date you exercise the option. As a result of the Exchange Offer being held open for thirty (30) days or more, if you do not tender your Eligible Options that are classified as incentive stock options, the date of grant, for purposes of the two year holding period necessary to receive favorable tax treatment, will restart on the date of the Exchange Offer and you will not receive any credit for the time from the original grant date of your Eligible Options. As a result, in order to receive favorable U.S. federal tax treatment, you must wait to sell or otherwise dispose of the Ordinary Shares subject to your Eligible Options classified as incentive stock options until the passage of more than two years from the date this Exchange Offer commenced and more than one year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. For more detailed information, please read the rest of the Offer to Exchange and see the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’.

Tax-Related Risks for German Taxpayers

If you are an employee who is a resident of Germany for tax purposes, while the Company believes that you should not be required to recognize any taxable income at the time of the exchange of Eligible Options for New Options, you will be liable for income tax, capital gains tax, social tax, and other tax contributions upon exercise of the New Options. In addition, you may have securities law reporting obligations. The Company, therefore, strongly recommends that you consult with your personal tax advisor in your own country about the effect on your personal tax situation should you choose to participate in the Exchange Offer. You should consider the local tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances. The Company is not responsible for any adverse tax or other financial consequences that may result from your voluntary participation in the Exchange Offer, irrespective of the source of or reason for any such negative consequences.

If you participate in the Exchange Offer and are a resident of Germany, please see the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’ for a description of the tax and/or social insurance consequences that may apply to you.

Tax-Related Risks for Hong Kong Taxpayers

If you are an employee who is a resident of Hong Kong for tax purposes, while the Company believes that you should not be required to recognize any taxable income at the time of the exchange of Eligible Options for New Options, you will be liable for income tax contributions upon exercise of the New Options. In addition, you may have securities law reporting obligations. The Company, therefore, strongly recommends that you consult with your personal tax advisor in your own country about the effect on your personal tax situation should you choose to participate in the Exchange Offer. You should consider the local tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances. The Company is not responsible for any adverse tax or other financial consequences that may result from your voluntary participation in the Exchange Offer, irrespective of the source of or reason for any such negative consequences.

If you participate in the Exchange Offer and are a resident of Hong Kong, please see the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’ for a description of the tax and/or social insurance consequences that may apply to you.

Tax-Related Risks for Japanese Taxpayers

If you are an employee who is a resident of Japan for tax purposes, while the Company believes that you should not be required to recognize any taxable income at the time of the exchange of Eligible Options for New Options, you will be liable for income tax upon exercise of the New Options and may be liable for capital gains tax upon sale of the underlying Ordinary Shares. In addition, you may have exchange control or securities law reporting obligations. The Company, therefore, strongly recommends that consult with your personal tax advisor in your own country about the effect on your personal tax situation should you choose to participate in the Exchange Offer. You should consider the local tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances. The Company is not responsible for any adverse tax or other financial consequences that may result from your voluntary participation in the Exchange Offer, irrespective of the source of or reason for any such negative consequences.

If you participate in the Exchange Offer and are a resident of Japan, please see the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’ for a description of the tax and/or social insurance consequences that may apply to you.

Tax-Related Risks for Korean Taxpayers

If you are an employee who is a resident of Korea for tax purposes, while the Company believes that you should not be required to recognize any taxable income at the time of the exchange of Eligible Options for New Options, you will be liable for income tax upon exercise of the New Options and may be liable for capital gains tax and social security charges upon sale of the underlying Ordinary Shares. In addition, you may have exchange control or securities law reporting obligations. The Company, therefore, strongly recommends that you consult with your personal tax advisor in your own country about the effect on your personal tax situation should you choose to participate in the Exchange Offer. You should consider the local tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances. The Company is not responsible for any adverse tax or other financial consequences that may result from your voluntary participation in the Exchange Offer, irrespective of the source of or reason for any such negative consequences.

If you participate in the Exchange Offer and are a resident of Korea, please see the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’ for a description of the tax and/or social insurance consequences that may apply to you.

Tax-Related Risks for Taiwanese Taxpayers

If you are an employee who is a resident of Taiwan for tax purposes, while the Company believes that you should not be required to recognize any taxable income at the time of the exchange of Eligible Options for New Options, you will be liable for income tax contributions upon exercise of the New Options and may be liable for capital gains tax upon sale of the underlying Ordinary Shares. In addition, you may have exchange control or securities law reporting obligations. The Company, therefore, strongly recommends that you consult with your personal tax advisor in your own country about the effect on your personal tax situation should you choose to participate in the Exchange Offer. You should consider the local tax laws applicable to you, as well as tax consequences arising from your particular personal circumstances. The Company is not responsible for any adverse tax or other financial consequences that may result from your voluntary participation in the Exchange Offer, irrespective of the source of or reason for any such negative consequences.

If you participate in the Exchange Offer and are a resident of Taiwan, please see the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’ for a description of the tax and/or social insurance consequences that may apply to you.

Tax-related Risks for Taxpayers in Multiple Countries

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and/or social security consequences of more than one country that may apply to you. You should consult your own tax advisor to discuss these possible consequences. Please see the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’ for a description of the tax and/or social insurance consequences that may apply to you.

THE EXCHANGE OFFER

1.	Number of Options; Expiration Date.

The Company is offering you the opportunity to exchange, on a grant-by-grant basis, your Eligible Options for New Options upon the terms and subject to the conditions set forth in this Offer to Exchange. Eligible Options are all outstanding options granted in the years 2005, 2006 or 2007 that have an exercise price greater than $20 per share and that are held by persons who are, on the date of commencement and expiration of the Exchange Offer, residents of Israel, the United States, Germany, Hong Kong, Japan, Korea or Taiwan and are not otherwise ineligible to participate in the Exchange Offer. The Company’s directors and its senior management and corporate officers (all of whom are named in this Offer to Exchange under the heading ‘The Exchange Offer—Interests of Directors and Officers; Transactions and Arrangements Concerning the Options’); as well as certain additional members of the Company’s management, are ineligible to participate in the Exchange Offer.

The Exchange Offer is being made on the basis of a fixed exchange ratio, which is determined in accordance with the year in which the Eligible Option was granted. The exchange ratio for: (i) Eligible Options granted in 2005 is 5-to-1; (ii) Eligible Options granted in 2006 is 3-to-1; and (iii) Eligible Options granted in 2007 is 2-to-1, rounded down (if necessary) to the nearest whole number to avoid the issuance of fractional Ordinary Shares. By way of illustration, an Eligible Option to purchase 100 Ordinary Shares will, if granted in 2005, be exchangeable for a New Option to purchase 20 Ordinary Shares; if granted in 2006, for a New Option to purchase 33 Ordinary Shares; and if granted in 2007, for a New Option to purchase 50 Ordinary Shares.

Each New Option will be issued pursuant to the 2000 Plan, will be subject to a two-year vesting schedule commencing on the grant date and, with the exception of New Options issued in exchange for 2005 Eligible Options, will be for a term equal to the remaining term of the Eligible Option for which it was exchanged. New Options granted in exchange for 2005 Eligible Options will expire on February 28, 2013. By way of illustration, a New Option granted on December 16, 2010 in exchange for a 2005 Eligible Option that was granted on September 26, 2005 will expire, and will no longer be exercisable after, 11:59 p.m. (Israel Time) on February 28, 2013. A New Option granted on December 16, 2010 in exchange for an Eligible Option which was granted on August 10, 2006 will expire, and will no longer be exercisable after, 11:59 p.m. (Israel Time) on August 9, 2013. Like Eligible Options, all New Options will be subject to the cancellation and forfeiture provisions of the 2000 Plan.

Subject to the terms of the 2000 Plan, assuming your continued employment with the Company, as required under the 2000 Plan, New Options will vest over a two-year period commencing on the grant date, such that one half of the Ordinary Shares (rounded up, if necessary, to the nearest whole number) subject to each New Option will vest on the first anniversary of the grant date of the New Option and the balance will vest on the second anniversary thereof. By way of illustration, a New Option to purchase 33 Ordinary Shares granted on December 16, 2010, would vest as to 17 Ordinary Shares on December 16, 2011 and as to 16 Ordinary Shares on December 16, 2012.

You will receive grants of New Options only if you are employed by the Company on the date that the Exchange Offer expires and have not, as of that date, either given or received notice of termination of your employment. The New Options will be granted on the first trading day following the expiration date of the Exchange Offer.

It is possible that, prior to the grant of New Options, the Company could enter into an agreement for a merger or other similar transaction that could result in a material change in the Company’s business or management. If Orbotech is acquired prior to the expiration of the Exchange Offer, it reserves the right to withdraw the Exchange Offer, in which case your Eligible Options will remain outstanding on their pre-existing terms and conditions, including, without limitation, their exercise price, vesting schedule and expiration date, and no New Options will be issued. If Orbotech is acquired prior to the expiration of the Exchange Offer but does not withdraw the Exchange Offer, the Company (or the successor entity) will notify you of any material changes to the terms of the Exchange Offer or the New Options. Under such circumstances, the type of security and the number of shares covered by your New Options could be adjusted based on the per share consideration given to holders of Ordinary Shares in connection with the acquisition. As a result of this adjustment, you may receive New Options covering more or fewer shares of the acquiror’s stock than the number of shares subject to the Eligible Options that you tendered pursuant to the Exchange Offer or that you would have received pursuant to the New Options had no acquisition occurred.

You may not receive New Options if the Company enters into a merger or similar transaction in which there is a change of control prior to the grant of the New Options. In such event, the Company may withdraw the Exchange Offer, in which case your Eligible Options will remain outstanding on their pre-existing terms and conditions, including, without limitation, their exercise price, vesting schedule and expiration date, and no New Options will be issued.

You may only participate in the Exchange Offer on a grant-by-grant basis. In other words, you may elect to exchange one Eligible Option granted to you (and identified by a distinctive serial number) and not to exchange another Eligible Option granted to you (and identified by a different serial number); however, if you wish to surrender an Eligible Option for exchange, all of the Ordinary Shares subject to that Eligible Option must be surrendered in full. Eligible Options may not be surrendered in part. The Exchange Offer is being made upon the terms and subject to the conditions set forth in the Exchange Offer and the Company will only consider exchanging Eligible Options that are properly tendered (and not withdrawn) in the manner provided under the heading ‘The Exchange Offer—Procedures for Surrendering Eligible Options’.

The term “Expiration Date” means 4:00 p.m., Israel Time, on Wednesday, December 15, 2010, unless and until the Company extends the period of time during which the Exchange Offer will remain open. If the Company extends the Exchange Offer, the term ‘Expiration Date’ will refer to the latest time and date at which the Exchange Offer expires.

The Company reserves the right, in its discretion, at any time and regardless of whether or not any event set forth under the heading ‘The Exchange Offer—Conditions of the Exchange Offer’ has occurred or is deemed to have occurred, to extend the Expiration Date and delay the acceptance for exchange of any Eligible Options. If the Company decides to extend the Expiration Date, you will be given written notice of the extension and delay, as described below. In that event, the Company will also extend your right to withdraw tenders of Eligible Options until such extended Expiration Date. In the case of an extension, the Company will issue a press release, e-mail or other form of communication no later than 9:00 a.m., United States Eastern Standard Time, on the next U.S. business day after the previously scheduled Expiration Date.

The Company also reserves the right, in its reasonable judgment, before the Expiration Date to terminate or amend the Exchange Offer and to postpone its acceptance and cancellation of any options elected to be exchanged if any of the events described under the heading ‘The Exchange Offer—Conditions of the Exchange Offer’ occurs, by giving written notice of the termination or postponement to you or by making a public announcement of the termination. Orbotech’s reservation of the right to delay acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, the Company further reserves the right, before the Expiration Date, in its discretion, and regardless of whether any event described under the heading ‘The Exchange Offer—Conditions of the Exchange Offer’ has occurred or is deemed to have occurred, to amend the Exchange Offer in any respect, including by decreasing or increasing the consideration offered in the Exchange Offer or by decreasing or increasing the number of options being sought in the Exchange Offer.

The minimum period during which the Exchange Offer will remain open following material changes in the terms of the Exchange Offer or in the information concerning the Exchange Offer, other than a change in the consideration being offered or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If the Company modifies the number of Eligible Options to be exchanged in the Exchange Offer or the consideration being offered for the Eligible Options in the Exchange Offer, the Exchange Offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the Exchange Offer is amended in a manner that the Company determines constitutes a material change adversely affecting any holder of Eligible Options, it will promptly disclose the amendments in a manner reasonably designed to inform holders of Eligible Options of such amendments, and will extend the Exchange Offer so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after the date of notice of such change.

For purposes of the Exchange Offer, a ‘U.S. business day’ means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, United States Eastern Standard Time.

2.	Purpose of the Exchange Offer.

For information about the purpose of the Exchange Offer, see the information under the heading ‘Rationale for Option Exchange’ in the Company’s Proxy Statement for its 2010 Annual General Meeting of Shareholders, filed with the SEC on Form 6-K on July 26, 2010.

3.	Procedures For Surrendering Eligible Options.

Proper Surrender of Eligible Options. To elect to exchange some or all your Eligible Options pursuant to the Exchange Offer, you must properly complete, sign and deliver a notice of election (the form of which will be provided by the Company) to the Corporate Secretary of the Company, Michael Havin (the “Corporate Secretary”). Delivery of your properly completed and signed notice of election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail to be sent to the Corporate Secretary at michael.havin@orbotech.com (such electronic delivery of the notice of election forms, “Electronic Delivery”). If, and only if, you are unable to effect Electronic Delivery, you may deliver the properly completed and signed notice of election to the Corporate Secretary in person (“Non-Electronic Delivery”), in a manner, and at a time and place, to be coordinated in advance with him, either by telephone at +972-8-9423622 or via e-mail at michael.havin@orbotech.com.

In order to be effective, the Corporate Secretary must receive your properly completed and signed notice of election, either via Electronic Delivery or Non-Electronic Delivery, before 4:00 p.m., Israel Time, on Wednesday, December 15, 2010 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election after expiration of the Exchange Offer.

The method of delivery of all documents, including notices of election and any notices of withdrawal, is at your election and risk. You should allow sufficient time to ensure timely receipt by the Company. The Company will not accept delivery in any manner of any notice of election or notice of withdrawal after expiration of the Exchange Offer.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. The Company will, in its sole discretion, determine all questions as to the number of shares subject to Eligible Options and New Options and the validity, form, eligibility, including time of receipt, and acceptance of any surrender of Eligible Options. Furthermore, subject to its compliance with Rule 13e-4 under the Exchange Act, the Company reserves the right to waive with respect to all Eligible Option holders any of the conditions of the Exchange Offer or any defects or irregularities. The Company cannot make any such waiver for any one person or group of people. The Exchange Offer is a one-time offer and the Company will strictly enforce the Exchange Offer period, subject only to any extension that it may grant in its sole discretion.

The Company’s Acceptance Constitutes an Agreement. By electing to exchange your Eligible Options under the Exchange Offer, you accept the terms and conditions of the Exchange Offer including, in the case of employees tendering Eligible Options in exchange for New Options to be issued under Section 102 of the Tax Ordinance, the terms and conditions of the Pre-Ruling. An English summary that sets forth each material provision of the Pre-Ruling, which was written in Hebrew, is filed as an exhibit to the Schedule TO and a copy of the Pre-Ruling in the original Hebrew will be provided to you by the Corporate Secretary. The Company’s acceptance for exchange of your surrendered Eligible Options through the Exchange Offer will constitute a binding agreement between the Company and you upon the terms and subject to the conditions of the Exchange Offer. The promise to grant New Options promptly following the expiration of the Exchange Offer reflects this commitment. Subject to its right to extend, terminate or amend the Exchange Offer, the Company will accept for exchange all Eligible Options that you properly surrender prior to the Expiration Date and that have not been properly withdrawn.

4.	Change in Election; Withdrawal of Participation.

You may change your election with respect to one or more specific Eligible Option grants by delivering a properly completed and signed notice of election that (i) bears the same or a later date than your previously properly completed, signed and delivered notice of election and (ii) is delivered to the Corporate Secretary subsequent to the delivery of your most recently submitted notice of election. Delivery of a completed and signed notice of election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail to be sent to the Corporate Secretary at michael.havin@orbotech.com (such electronic delivery of the notice of election forms, “Electronic Delivery”). If, and only if, you are unable to effect Electronic Delivery, you may deliver your properly completed and signed notice of election to the Corporate Secretary in person (“Non-Electronic Delivery”) in a manner, and at a time and place, to be coordinated in advance with him, either by telephone at +972-8-9423622 or via e-mail at michael.havin@orbotech.com.

Delivery of a subsequent valid notice of election in the manner described herein prior to the Expiration Date will automatically and entirely invalidate any notice(s) of election that you have previously submitted.

You may withdraw your election altogether by delivering a properly completed, and signed notice of withdrawal that: (i) bears the same or a later date than your previously properly completed, signed and delivered notice of election; and (ii) is delivered to the Corporate Secretary subsequent to, the delivery of your most recently submitted notice of election. Delivery of a completed and signed notice of withdrawal must be made by Electronic Delivery. If, and only if, you are unable to effect such Electronic Delivery, you may deliver your properly completed and signed notice of withdrawal by Non-Electronic Delivery in a manner, and at a time and place, to be coordinated in advance with him, either by telephone at +972-8-9423622 or via e-mail at michael.havin@orbotech.com. Notices of withdrawal, once submitted, cannot themselves be rescinded; and Eligible Options withdrawn pursuant to such notices of withdrawal will not be deemed properly tendered for purposes of the Exchange Offer. Should you nevertheless wish to tender Eligible Options at a subsequent time after properly completing, signing and delivering a notice of withdrawal, you must properly re-tender those Eligible Options before the Expiration Date by following the procedures described above under the heading ‘The Exchange Offer—Procedures for Surrendering Eligible Options’

Delivery of a notice of withdrawal in the manner described herein prior to the Expiration Date will automatically and entirely rescind any notice(s) of election that you have previously submitted and you will be treated as having chosen not to participate in the Exchange Offer.

In order to be effective, the Corporate Secretary must receive your properly completed, signed and delivered notice of election or notice of withdrawal either via Electronic Delivery or Non-Electronic Delivery before 4:00 p.m., Israel Time, on Wednesday, December 15, 2010 (or such later date as may apply if the Exchange Offer is extended). Although the Company reserves the right to extend the Exchange Offer at its sole discretion, it currently does not intend to do so. The Company will not accept delivery in any manner of any notice of election or notice of withdrawal after expiration of the Exchange Offer.

Neither the Company nor any other person is obligated to inform you of any defects or irregularities in any notices of election or notices of withdrawal, and no one will be liable for failing to inform you of any defects or irregularities. The Company will determine, in its sole discretion, all questions as to the validity and form, including time of receipt, of election forms and notices of withdrawal.

5.	Acceptance of Options for Exchange and Grant of New Options.

Subject to the Company’s right to extend, terminate or amend the Exchange Offer, and upon the terms and subject to the conditions set forth in the Exchange Offer, it will, promptly after the expiration of the Exchange Offer, accept all Eligible Options that you properly surrender prior to the Expiration Date and that have not been validly withdrawn. All such Eligible Options that are accepted will be promptly cancelled.

All New Options will be granted pursuant to the 2000 Plan. As promptly as practicable after the grant date, you will receive an award notification letter of the type customarily provided to Orbotech grantees substantially in the form of the award notification filed as an exhibit to the Schedule TO, notifying you of the award of each New Option. In addition, in due course, you will be contacted to arrange for signature of the formal option agreement which, as always, is required to be in place before you can exercise the subject option.

By tendering Eligible Options in the Exchange Offer, you are agreeing to the terms of such option agreement. In addition, if you are an Israeli resident, as a condition to participating in the Exchange Offer, you must confirm that (i) you have read and understand the Pre-Ruling (described in Section 13 under ‘Israeli Income Tax Consequences’), (ii) you will abide by the Pre-Ruling and (iii) you will not request to change or replace the Pre-Ruling. By tendering Eligible Options in the Exchange Offer, you will be deemed as having provided such confirmation.

If, for any reason, you are not an employee of the Company on the date the Exchange Offer expires or have either given or received notice of termination of your employment, then you will not be entitled to participate in the Exchange Offer. For purposes of the Exchange Offer, you must be an employee of the Company on the date the Exchange Offer expires and have not, as of that date, either given or received notice of termination of your employment. This means that if you terminate your employment with or without good reason or the Company terminates your employment with or without cause, or your employment is otherwise terminated, or if you have either given or received notice of termination of your employment, prior to the expiration of the Exchange Offer, then you will not be entitled to participate in the Exchange Offer. Employees who are on a leave of absence or are on maternity leave will be entitled to participate in the Exchange Offer. You may not receive New Options if the Company enters into a merger or other similar transaction in which there is a change of control of the Company prior to the grant of the New Options. Participation in the Exchange Offer does not confer upon you the right to remain in the employment or other service of the Company.

6.	Conditions of the Exchange Offer.

The Company may terminate or amend the Exchange Offer, or postpone acceptance and cancellation of any Eligible Options surrendered, in each case, subject to Rule 13e-4(f)(5) promulgated under the Exchange Act, if, at any time prior to the Expiration Date, the Company determines that any of the following events has occurred and, in its reasonable judgment, it is inadvisable for the Company to proceed with the Exchange Offer:

(a)	any action or proceeding by any government agency, authority or tribunal or any other person, domestic or foreign, is threatened (orally or in writing) or instituted or pending before any court, authority, agency or tribunal seeking to enjoin, make illegal or delay completion of the Exchange Offer, the acquisition of some or all of the surrendered options, the issuance of New Options, or otherwise relates to the Exchange Offer or that, in the Company’s reasonable judgment, could materially and adversely affect its business, condition (financial or otherwise), income, operations or prospects or materially impair its ability to create better performance incentives for its employees through the Exchange Offer;

(b)	any action is threatened (orally or in writing), pending or taken, or any approval is withheld, by any court or any authority, agency or tribunal that, in the Company’s reasonable judgment, would or potentially would:

(i)	make it illegal for the Company to accept some or all of the surrendered Eligible Options or to issue some or all of the New Options or otherwise restrict or prohibit consummation of the Exchange Offer or otherwise relate to the Exchange Offer;

(ii)	delay or restrict the Company’s ability, or render it unable, to accept the surrendered Eligible Options for exchange or to issue New Options for some or all of the surrendered Eligible Options;

(iii)	materially impair the Company’s ability to create better performance incentives for employees through the Exchange Offer; or

(iv)	materially and adversely affect the Company’s business, condition (financial or otherwise), income, operations or prospects;

(c)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(d)	the declaration of a banking moratorium or any suspension of payments in respect of banks in Israel or the United States, whether or not mandatory;

(e)	any change, development, clarification or position taken in generally accepted accounting principles that could or would require the Company to record a compensation expense against its earnings in connection with the Exchange Offer for financial reporting purposes;

(f)	the commencement of a war, armed hostilities or other international or national crisis involving or impacting Israel or the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Exchange Offer;

(g)	any significant and adverse change in the market price of the Ordinary Shares or any change in the general political, market, economic or financial conditions in Israel, the United States or elsewhere that could, in the Company’s reasonable judgment, have a material and adverse effect on the business condition (financial or otherwise), income, operations or prospects of Orbotech or its subsidiaries or on the trading in the Ordinary Shares, or makes it inadvisable to proceed with the Exchange Offer;

(h)	in the case of any of the foregoing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

(i)	another person publicly makes or proposes a tender or exchange offer for some or all of the Ordinary Shares, or an offer to merge with or acquire Orbotech, or the Company learns that:

(i)	any person, entity or ‘group’, within the meaning of Section 13(d)(3) of the Exchange Act, has acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding Ordinary Shares, or any new group is formed that beneficially owns more than 5% of the outstanding Ordinary Shares;

(ii)	any such person, entity or group that has filed a Schedule 13D with the SEC on or before the date of the Exchange Offer has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding Ordinary Shares; or

(iii)	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or a corresponding notice in a foreign jurisdiction or made a public announcement that it intends to acquire Orbotech or any of its assets or securities.

If any of the above events occur, the Company may:

(a)	terminate the Exchange Offer, in which case all tendered Eligible Options would remain outstanding on their pre-existing terms and conditions, including, without limitation, their exercise prices, vesting schedules and expiration dates;

(b)	complete and/or extend the Exchange Offer and, subject to your withdrawal rights, retain all tendered Eligible Options until the extended Exchange Offer expires;

(c)	amend the terms of the Exchange Offer; or

(d)	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the Exchange Offer is open, complete the Exchange Offer.

The above conditions to the Exchange Offer are for the Company’s benefit. The Company may assert them in its discretion regardless of the circumstances giving rise to them, except to the extent such conditions are caused by the Company’s action or inaction, prior to the Expiration Date and the Company may waive them at any time and from time to time prior to the Expiration Date, whether or not it waives any other condition to the Exchange Offer. If any of the above conditions is triggered, the Company will notify Eligible Option holders as soon as practicable whether it has waived such condition. Failure by the Company to exercise any of these rights is not a waiver of any of these rights, and the waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances.

7.	Price Range of Ordinary Shares.

The Eligible Options give eligible employees the right to acquire Ordinary Shares. The Eligible Options are not traded on any trading market.

Trading in Ordinary Shares

The Ordinary Shares are listed on the Nasdaq under the symbol ‘ORBK’. The following table sets forth, in U.S. Dollars, the high and low reported market (sales) prices of the Ordinary Shares on the Nasdaq during the periods indicated.

Year	Period	High	Low
2008
	• First Quarter	19.10	14.79
	• Second Quarter	18.52	12.79
	• Third Quarter	13.30	7.67
	• Fourth Quarter	8.12	2.90
2009
	• First Quarter	4.45	3.77
	• Second Quarter	8.95	3.35
	• Third Quarter	12.17	8.24
	• Fourth Quarter	10.65	8.74
2010
	• First Quarter	11.05	8.57
	• Second Quarter	13.25	9.60
	• Third Quarter	11.97	9.53
	• Fourth Quarter (through November 3)	10.97	9.14

On November 3, 2010, the last completed trading day prior to the commencement of the Exchange Offer, the closing price of the Ordinary Shares on the Nasdaq was $10.44 per share.

The price of the Ordinary Shares has been, and in the future may be, highly volatile. The trading price of the Ordinary Shares has fluctuated widely in the past and may be expected to continue to do so in the future, as a result of a number of factors, some of which are outside the Company’s control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of these companies.

The Company recommends that you obtain current market quotations for the Ordinary Shares before deciding whether or not to elect to surrender any of your Eligible Options.

8.	Source and Amount of Consideration; Terms of New Options.

Consideration. The Exchange Offer is being made on the basis of a fixed exchange ratio, which is determined in accordance with the year in which the Eligible Option was granted. The exchange ratio for: (i) Eligible Options granted in 2005 is 5-to-1; (ii) Eligible Options granted in 2006 is 3-to-1; and (iii) Eligible Options granted in 2007 is 2-to-1, rounded down (if necessary) to the nearest whole number to avoid the issuance of fractional Ordinary Shares. By way of illustration, an Eligible Option to purchase 100 Ordinary Shares will, if granted in 2005, be exchangeable for a New Option to purchase 20 Ordinary Shares; if granted in 2006, for a New Option to purchase 33 Ordinary Shares; and if granted in 2007, for a New Option to purchase 50 Ordinary Shares. Upon surrender of Eligible Options pursuant to the Exchange Offer, New Options will be granted on the first trading day following the Expiration Date with a uniform exercise price equal to the mean average between the high and the low sale prices of the Ordinary Shares, as reported by the Nasdaq, on the first trading day following the Expiration Date. It is expected that the grant date of the New Options will be December 16, 2010, unless the Company extends the Exchange Offer. Each New Option will be issued pursuant to the 2000 Plan, will be subject to a two-year vesting schedule commencing on the grant date and, with the exception of New Options issued in exchange for 2005 Eligible Options, will be for a term equal to the remaining term of the Eligible Option for which it was exchanged. New Options granted in exchange for 2005 Eligible Options will expire on February 28, 2013.

As of October 31, 2010, Eligible Options to purchase an aggregate of 553,500 Ordinary Shares were outstanding, all of which have exercise prices greater than $20.00 per share, which price exceeds the average closing price of the Ordinary Shares as reported on the Nasdaq for the 90 trading days preceding November 1, 2010 (of $10.49) by 90.66%. If all Eligible Options are tendered in the Exchange Offer, the Company would, at the conclusion of the Exchange Offer, grant New Options to purchase an aggregate of 201,302 Ordinary Shares.

Terms of New Options. New Options will be issued under the 2000 Plan. As promptly as practicable after the grant date, you will receive an award notification letter of the type customarily provided to Orbotech grantees, substantially in the form of the award notification filed as an exhibit to the Schedule TO, notifying you of the award of each New Option. In addition, in due course you will be contacted to arrange for signature of the formal option agreement which, as always, is required to be in place before you can exercise the subject option. Certain of the terms and conditions of the New Options may differ from the terms and conditions of the Eligible Options surrendered in exchange therefor because, among other reasons, certain Eligible Options were issued pursuant to Section 102 of the Tax Ordinance to eligible employees who were then, but are not at the Expiration Date, residents of Israel (or vice versa). The issuance of New Options under the Exchange Offer will not create any contractual or other right of the recipients to receive any future grants of options or benefits in lieu of options.

The following is a summary of the 2000 Plan. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which has been filed as Exhibit 4.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2005 filed on March 30, 2006.

The 2000 Plan

Purpose and Scope of Plan; Types of Awards; Eligibility

The general purpose and intent of the 2000 Plan is to provide incentives to eligible persons, namely employees, officers, directors and/or consultants of the Company, related companies in Israel and non-Israeli subsidiaries, by providing them with the opportunity to purchase or receive shares of the Company. The 2000 Plan provides for the granting of stock options to purchase Ordinary Shares and allows for grants within or outside the context of Section 102 of the Tax Ordinance, incentive stock options that comply with the applicable provisions of United States tax law, and other grants. Awards under Section 102 of the Tax Ordinance may only be made to persons who are employees (as such term is defined for purposes of Section 102 of the Tax Ordinance, which currently includes officers and directors) of the Company or other companies, partnerships or entities in Israel in which the Company holds, directly or indirectly, at least a 50% equity interest and incentive stock options may only be granted to salaried employees (which is deemed to include officers) of any non-Israeli subsidiary that is a ‘subsidiary corporation’ (as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) of the Company.

Administration

The 2000 Plan is generally administered by the Board or, to the extent that its authority may be delegated under applicable law, the Remuneration Committee of the Board. Subject to the terms of the 2000 Plan, the Board (or the Remuneration Committee) has the general authority to interpret the 2000 Plan, designate the types of grants to be made, the exercise price of the shares covered by any option, the individuals to whom, and the time or times at which, awards shall be granted, the number of shares to be subject to each award, whether grants shall be made through a trustee or otherwise, whether an award shall be granted pursuant to Section 102 of the Tax Ordinance or otherwise, whether an option shall be an incentive stock option or a nonqualified stock option, when an option shall vest and can be exercised (and whether in whole or in installments), and, subject to certain limitations, and either with or without conditions, to extend the period during which a grantee may exercise an option notwithstanding the termination of his or her employment or service. The Board may also modify outstanding awards to comply with or satisfy local laws and regulations, to avoid costly governmental filings, or to implement administrative changes to the 2000 Plan that it deems necessary or advisable for compliance with laws.

Purchase Price; Vesting and Expiration

Options under the 2000 Plan may not be awarded at less than the mean average between the high and low sale prices of the Ordinary Shares on the date of grant, as reported by the Nasdaq (other than in the case of options issued in assumption of, or in substitution for, outstanding awards previously granted by a company which is acquired by the Company). Upon resignation by a grantee, options to the extent unexercised held by the grantee generally are forfeited on the earlier of the date of notice of resignation and the date of termination of employment or services. In any other case in which a grantee ceases to be an employee of, or consultant to, the Company (e.g., dismissal or departure by mutual agreement) (i) the vesting of all such equity awards ceases immediately upon notice and (ii) unless the notice provides, or the Company and grantee agree, otherwise, the grantee may exercise awards, to the extent vested at the time of notice, until the termination of his or her employment or services. Ordinary Shares subject to equity awards granted under the 2000 Plan become available for purposes of future equity awards upon the expiration, termination, forfeiture or cancellation of such equity awards.

Rights as Shareholders; Dividends

Option holders have none of the rights of a shareholder with respect to the Ordinary Shares subject to options until such shares have been issued upon the exercise of the options and are transferred to the holder. Ordinary Shares, once issued upon the exercise of options, participate equally with the Company’s other Ordinary Shares in cash dividends. If Ordinary Shares issued upon the exercise of options are registered in the name of a trustee or deposited with a custodian, only the trustee or custodian shall be entitled to exercise rights as a shareholder vis-à-vis the Company, including the right to receive notices of and participate in shareholders’ meetings and vote such shares thereat. The trustee or custodian votes such shares in accordance with the instructions of the grantees on whose behalf they are held and, in the absence of such instructions, at the discretion of the trustee or custodian in the best interests of the Company.

Nontransferability of Options

Options are personal and generally may not be sold, transferred or otherwise alienated or encumbered, either voluntarily or pursuant to any law, except under the laws of inheritance. Options may, during the lifetime of the grantee, be exercised only by the designated grantee (or, if granted to a trustee, by the trustee on the designated grantee’s behalf).

Cancellation of Options

The Board may, with the consent of the grantee (provided such consent is given within 60 days of the Company’s proposal to do so), from time to time cancel all or any portion of an option then subject to exercise by payment to the grantee (or to the trustee) of an amount in cash or shares equal to the excess, if any, of the market price of the Ordinary Shares at the date of such cancellation subject to the portion of the option so cancelled over the aggregate option exercise price of the applicable Ordinary Shares.

Changes in Capitalization, Significant Events

In the event of changes in the outstanding share capital of the Company, such as by reason of any stock dividend (bonus shares), stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, the Board shall take such action as it deems appropriate for the adjustment of the number and class of shares subject to each unexercised or unvested award and in the purchase prices of each such award, as well as for the adjustment of the aggregate number and class of shares available under the 2000 Plan and the other maximum figures/limitations set forth in the 2000 Plan. In this context, the Board may make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award including, in the case of options, in an amount equal to the excess, if any, of the market price of the Ordinary Shares at the date of such cancellation subject to the portion of the option so cancelled over the aggregate option exercise price of such Ordinary Shares. In addition, should a grantee’s employment be terminated within twelve months after a ‘change in control’ event, such as a consolidation or merger, any sale, lease, exchange or other transfer of all or substantially all the assets or shares of the Company, or the adoption of any plan for the liquidation or dissolution of the Company, the grantee’s options shall generally remain exercisable for a period of one month following such termination, but only to the extent exercisable at the time of such termination and not beyond the scheduled expiration date.

Term of Plan; Amendments to the Plan

The 2000 Plan shall expire on June 4, 2015 (except as to awards outstanding on that date), and may be terminated, modified, amended or extended by the shareholders of the Company. The Board may at any time terminate, modify or amend the 2000 Plan in such respects as it deems advisable; provided that it may not, without shareholder approval, (a) increase (i) the maximum number of Ordinary Shares as to which awards may be granted under the 2000 Plan or (ii) the maximum number of incentive stock options which may be granted under the 2000 Plan (in each case other than adjustments resulting from changes in capitalization), (b) change the class of persons eligible to receive awards, (c) expand the types of available awards, (d) amend an option to lower its purchase price (or take any other action that would be treated as a re-pricing under generally accepted accounting principles or any applicable stock exchange rules), (e) extend its term or (f) adopt any other amendments that are considered material (including permitting ‘reload’ features with respect to options or granting options with a purchase price below market price) or that are required to be approved by shareholders under law or any applicable stock exchange rule.

Other than in certain circumstances specified in the 2000 Plan, no termination, modification or amendment of the 2000 Plan may, without the consent of the grantee to whom any award shall theretofore have been granted, adversely affect the rights of such grantee under such award.

Taxation Issues

As a result of an amendment to Section 102 of the Tax Ordinance as part of the 2003 Israeli tax reform, and pursuant to an election made by the Company thereunder, gains derived by employees (which term includes directors) in Israel arising from the sale of shares acquired pursuant to the exercise of options granted to them through a trustee under Section 102 of the Tax Ordinance after January 1, 2003, will generally be subject to a flat capital gains tax rate of 25%, although these gains may also include a salary income component. As a result of this election under Section 102 of the Tax Ordinance, the Company will not, in the case of equity awards made on or after January 1, 2003, be allowed to claim as an expense for tax purposes in Israel the amounts credited as capital gains, although it will generally be entitled to do so in respect of the salary income component (if any) of such awards when the related tax is paid by the employee. This differs from the favorable tax benefits generally available to U.S. corporations from the exercise of non-statutory stock options under U.S. federal income tax laws.

A grantee will generally be liable for all taxes, duties, fines and other payments which may be imposed by any tax authorities and for every obligatory payment of whatever source and upon whomsoever levied (including, but not limited to, social security, health tax, etc.) in respect of, or ancillary to, the award of options under the 2000 Plan.

Governing Law

The 2000 Plan and all instruments under it are governed by, and interpreted in accordance with, the laws of the State of Israel, subject to the provisions of the Code with respect to incentive stock options.

Tax Consequences

You should refer to the information set forth under the heading ‘The Exchange Offer—Material Income Tax Consequences’ below for a discussion of the material income tax consequences of the exchange of Eligible Options and the grant of New Options pursuant to the Exchange Offer. The Company recommends that you consult with your own tax advisor to determine the specific tax consequences of the Exchange Offer to you.

9.	Information about the Company; Summary Financial Information.

General. Orbotech Ltd. was incorporated in Israel, as a company limited by shares, on February 8, 1981 under the name ‘Optrotech Ltd.’ pursuant to the provisions of the then current Israeli Companies Ordinance. Effective as of October 27, 1992, the Company acquired all the ordinary shares of Orbot Systems Ltd. (“Orbot”), a private Israeli company which was engaged primarily in the design, development, manufacture and marketing of automated optical inspection (“AOI”) and process control systems for use in the manufacture of printed circuit boards (“PCB”s), and subsequently merged with Orbot, with Orbotech Ltd. as the surviving entity. In that connection, the Company changed its name to Orbotech Ltd. on October 27, 1992.

On August 9, 1984, the Company made an initial public offering of its Ordinary Shares in the United States. The Ordinary Shares are listed on the Nasadq and are traded under the symbol ‘ORBK’.

The Company’s corporate headquarters, executive and registered offices and principal research and development, engineering and manufacturing facilities are located at Sanhedrin Boulevard, North Industrial Zone, Yavne, Israel. The Company’s postal address and its telephone and facsimile numbers at that facility are P. O. Box 215, Yavne 81101, Israel, +972-8-9423533 and +972-8-9438769, respectively.

The Company’s agent for SEC matters in the United States is its wholly-owned subsidiary, Orbotech, Inc., the headquarters of which are located at 44 Manning Road, Billerica, Massachusetts 01821; attention: Guy Shemi.

Orbotech is principally engaged in the design, development, manufacture, marketing and service of yield-enhancing and production solutions for specialized applications in the supply chain of the electronics industry. The Company’s products include AOI, production and process control systems for PCB and AOI, test and repair systems for flat panel displays. The Company also markets computer-aided manufacturing and engineering solutions for PCB production. In addition, through Orbograph Ltd., the Company develops and markets character recognition solutions to banks and other financial institutions, and has developed a proprietary technology for web-based, location-independent data entry for use, among other things, in check and forms processing; and, through Orbotech Medical Denmark A/S and Orbotech Medical Solutions Ltd., is engaged in the research and development, manufacture and sale of specialized products for application in medical nuclear imaging. The Company is continuing to develop technologies for use in other applications both within and outside the electronics industry. The Company derives a significant portion of its revenues from the service and support of its products.

For more information about the Company, please refer to the 2009 Annual Report and the Company’s other filings made with the SEC. The Company recommends that you review materials filed with the SEC before making a decision on whether or not to tender your Eligible Options. The Company will also provide to you, upon request and without charge, a copy of any or all of the documents to which you have been referred. See the information set forth under the heading ‘The Exchange Offer—Additional Information’ in Section 16 for more information regarding reports which the Company files with the SEC, including filings that contain its consolidated financial statements, and how to obtain copies of, or otherwise review, such filings.

Financial Information. Set forth below is a selected summary of the Company’s financial information. This information is derived from, and qualified by reference to, the Company’s publicly available consolidated financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in the 2009 Annual Report, including, without limitation, the financial information appearing on pages F-1 through F-53 thereof and ‘Operating and Financial Review and Prospects’, which are incorporated herein by reference.

The selected consolidated statement of operations data for the years ended December 31, 2009 and 2008 and the selected consolidated balance sheet data as of December 31, 2009 and 2008 are derived from the Company’s audited consolidated financial statements that are included in the 2009 Annual Report, which are incorporated herein by reference. The information as of September 30, 2010 and for the three months ended September 30, 2010 and 2009 is derived from the Company’s unaudited financial statements included in its Report of Foreign Private Issuer on Form 6-K filed with the SEC on November 2, 2010, which are incorporated herein by reference. The Company’s interim results are not necessarily indicative of results for the full fiscal year, and the Company’s historical results are not necessarily indicative of the results to be expected in any future period.

Summary Consolidated Statements of Operations and Balance Sheets

(amounts in thousands, except per share data):

	9 months ended September 30		12 months ended December 31
	2010	2009	2009	2008
Revenues	405,003	275,259	373,850	426,800

Cost of revenues	236,087	171,256	231,740	259,634

Gross profit	168,916	104,003	142,110	167,166

Operating income (loss)	46,412	(3,839)	(6,054)	(136,381)

Financial expenses—net	(6,000)	(10,427)	(11,065)	(1,404)

Income (loss) from continuing operations before taxes on income	40,412	(14,226)	(17,119)	(137,785)

Income tax expense (benefit)	7,755	(2,228)	(411)	(5,739)

Net income (loss) from continuing operation	32,657	(12,038)	(16,708)	(132,046)

Loss from discontinued operations	(2,480)	(2,423)	(3,048)	(3,027)

Net income (loss)	30,177	(14,461)	(19,756)	(135,073)

Net income attributable to non-controlling interest	(18)	(113)	(168)	(232)

Net income (loss) attributable to Orbotech Ltd.	$30,159	$(14,574)	$(19,924)	$(135,305)

Net income (loss) per share from continuing operations
basic	$0.94	$(0.35)	$(0.49)	$(3.95)

diluted	$0.91	$(0.35)	$(0.49)	$(3.95)

Net income (loss) per share on net income (loss)
basic	$0.86	$(0.42)	$(0.58)	$(4.04)
diluted	$0.84	$(0.42)	$(0.58)	$(4.04)
Weighted average number of shares used in computation of earnings (loss) per share:
basic	34,877	34,548	34,501	33,512

diluted	35,743	34,548	34,501	33,512

	September 30		December 31
	2010	2009	2009	2008
Total assets	649,980	604,563	605,762	634,861

Long term bank loan (including current maturities)	136,000	160,000	160,000	160,000

Total Orbotech Ltd. shareholders’ equity	342,132	313,752	310,783	311,468

Book Value Per Ordinary Share. The Company’s book value per Ordinary Share as of September 30, 2010 was $11.45.

Ratio of Earnings to Fixed Charges.

The Company’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. The Company derived the ratios of earnings to fixed charges from historical consolidated financial statements. The ratios should be read in conjunction with the Company’s consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	Nine Months Ended September 30, 2010	Year Ended December 31,
Ratio of earnings to fixed charges		2009	2008	2007	2006	2005
	6.7	*	*	6.8	28.2	22.8

*	Due to the Company’s loss in 2009 and in 2008, the ratio coverage was less than 1:1. The Company would have had to generate additional earnings of $17,119,000 in of 2009 and $137,785,000 in 2008 to achieve a ratio of 1:1.

The Company has computed the ratios of earnings to fixed charges set forth above by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest on the short-term loan and on operating leases.

10.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Eligible Options.

As of October 31, 2010, the Directors and the Senior Management and Corporate Officers of the Company were as follows:

Name	Position with the Company
Yochai Richter	Active Chairman of the Board
Dr. Michael Anghel	Director
Haim Benyamini	Director
Yehudit Bronicki	Director
Dan Falk	Director
Gideon Lahav	Director
Eliezer Tokman	Director
Prof. Shimon Ullman	Director
Arie Weisberg	Director
Raanan Cohen	President and Chief Executive Officer
Asher Levy	President Global Business
Amichai Steimberg	Chief Operating Officer
Abraham Gross	Executive Vice President and Chief Technology Officer
Adrian Auman	Corporate Vice President Investor Relations and Special Projects
Erez Simha	Corporate Vice President and Chief Financial Officer
Michael Havin	Corporate Secretary

All of the persons named above, as well as certain additional members of the Company’s senior management, are ineligible to participate in the Exchange Offer. Accordingly, none of the persons named above has any beneficial ownership of Eligible Options.

The address of each of the persons named above is Sanhedrin Boulevard, North Industrial Zone, Yavne 81101, Israel.

As of October 31, 2010, the Company’s directors and its senior management and corporate officers named above (16 persons) held options, issued pursuant to the Company’s equity remuneration plans, to purchase an aggregate of 1,053,674 Ordinary Shares (including options to purchase an aggregate of 299,570 Ordinary Shares that were granted in the years 2005, 2006 or 2007 and that have an exercise price greater than $20 per share, none of which are eligible for the exchange in the Exchange Offer), representing approximately 3.01% of the total number of Ordinary Shares outstanding, and approximately 23.85% of the total number of Ordinary Shares subject to all options outstanding under the Company’s equity remuneration plans, as of that date.

Neither the Company or its subsidiaries nor, to the best of its knowledge, any of the persons named above, have, during the 60 days prior to November 1, 2010, effected transactions in any options to purchase Ordinary Shares that were granted in the years 2005, 2006 or 2007 and that have an exercise price greater than $20 per share.

Except as described in the Offer to Exchange and in the 2009 Annual Report, other than options and other awards granted from time to time to certain employees (including executive officers) and directors under the Company’s equity remuneration plans, neither the Company nor, to its knowledge, any of its directors or executive officers, is a party to any agreement, arrangement or understanding with any other person with respect to any of its securities (including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

11.	Status of Options Acquired in the Exchange Offer; Accounting Consequences of the Exchange Offer.

Eligible Options that are accepted for exchange pursuant to the Exchange Offer will be cancelled immediately following the Expiration Date.

Share-based Compensation. Under Accounting Standards Codification 718, ‘Compensation—Stock Compensation’, promulgated by the Financial Accounting Standards Board of the United States (formerly known as FAS 123(R)), the exchange of options under an option exchange program is treated as a modification of the existing options. Accordingly, the Company will recognize the unamortized compensation cost of the tendered Eligible Options, as well as any incremental compensation cost of the New Options granted in the Exchange Offer, ratably over the vesting period of the New Options. The incremental compensation cost will be measured as the excess, if any, of the fair value of each New Option granted to a grantee, measured as of the date such New Option is granted, over the fair value of the tendered Eligible Option exchanged for the New Option, measured immediately prior to the cancellation. Due to the exchange ratios being utilized in the Exchange Offer, the Company expects to recognize incremental compensation expense for financial reporting purposes that will not exceed $300,000 over two years, assuming all Eligible Options are tendered in the Exchange Offer and that the market price of the Ordinary Shares at the time the New Options are granted is equal to or exceeds $9.00 per Ordinary Share. In the event that any New Options are forfeited prior to their vesting, the incremental compensation cost for the forfeited New Options will not be recognized; however, the Company would recognize any unamortized compensation expense from the tendered Eligible Options which would have been recognized under the original vesting schedule provided the New Options are not forfeited prior to the complete vesting of the tendered Eligible Options.

12.	Legal Matters; Regulatory Approvals.

The Company is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by the Exchange Offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the Eligible Options as described in the Exchange Offer, other than the Pre-Ruling described in Section 13 below. If any other approval or action should be required, the Company anticipates that it would seek the approval or take the action. This could require the Company to delay the exchange of Eligible Options surrendered. No assurance can be given that the Company would be able to obtain any required approval or take any other required action. The Company’s obligations under the Exchange Offer to accept tendered Eligible Options and to issue the New Options is subject to conditions, including the conditions described in Section 6 of the Offer to Exchange.

Orbotech has obtained an exemption from the provisions of the Israel Securities Law, 5728-1968 (the “Securities Law”), including the prospectus publication requirements of the Securities Law, with respect to the Exchange Offer, pursuant to Section 15D of the Securities Law.

13.	Material Income Tax Consequences.

The following is a general summary relating only to the likely material income tax consequences of the exchange of Eligible Options and the issuance of the New Options under the Exchange Offer as applicable to grantees in Israel, the United States, Germany, Hong Kong, Japan, Korea and Taiwan. You are advised to review the country specific disclosures below and to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation. The summary does not address all tax consequences associated with your ownership of Orbotech options in general. Furthermore, it does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the potential tax consequences you may wish to consider in making your decision. Please note that tax laws change frequently, and sometimes retroactively, and can vary according to individual circumstances. The Company strongly recommends that you consult with your own legal, financial and tax advisors in relation to any questions concerning the Exchange Offer including any personal tax implications or otherwise.

If you are a citizen or resident of a country other than the country in which you work, or are subject to the tax laws of more than one country, or change your residence or citizenship during the term of an option, the information contained in this document may not be applicable to you. ALL ELIGIBLE OPTION HOLDERS SHOULD CONSIDER OBTAINING PROFESSIONAL ADVICE REGARDING THE APPLICABILITY OF TAX LAWS.

Israeli Income Tax Consequences

The following is a brief summary of the material Israeli income tax consequences of participating in the Exchange Offer for employees who may be subject to income tax in Israel. This discussion is based on the provisions of the Tax Ordinance and the Pre-Ruling. The statements in the following paragraphs concerning the principal Israeli income tax consequences of the Exchange Offer are subject to change at any time, possibly on a retroactive basis.

When an employee who is an Israeli resident (or who may be subject to Israeli tax law) exchanges vested Eligible Options for New Options, the ITA could claim the exchange constitutes a taxable transaction. To address this possibility, the Company applied for, and obtained, a pre-ruling from the ITA. The Pre-Ruling was issued in Hebrew by the ITA on October 26, 2010 and provides that the Exchange Offer will not be treated as a taxable event and, consequently, no tax will be payable at the time of exchange by employees who are Israeli residents. An English summary that sets forth each material provision of the Pre-Ruling is filed as an exhibit to the Tender Offer Statement on Schedule TO. The Pre-Ruling also provides that with respect to New Options that are subject to the provisions of the capital gains route of Section 102 of the Tax Ordinance, such New Options will be viewed for tax purposes as having been granted as of the later of: (i) the date upon which each grantee elects to participate in the Exchange Offer; and (ii) the date upon which the New Israeli Options are deposited with the trustee as provided for in the Tax Ordinance (the “Grant Date”). The tax consequences of such determination are generally as follows:

•

The minimum trust period determined under the tax route of Section 102 of the Tax Ordinance applicable to your New Options will commence on the Grant Date. For example, if the applicable minimum trust period under Section 102 of the Tax Ordinance is two years, in order to be eligible for the favorable tax treatment under the capital gains route of Section 102 of the Tax Ordinance, the shares underlying the New Options cannot be sold until the lapse of two years from the Grant Date.

•

The 25% tax rate provided under the capital gains route of Section 102 of the Tax Ordinance will not apply to the portion of any gain from a New Option equal to the difference between (a) the average closing price of one of the Company’s Ordinary Shares on the Nasdaq during 30 trading days prior to the Grant Date, and (b) the exercise price of such New Options, referred to below as the “Ordinary Income Portion”. The Ordinary Income Portion of the gain will be subject to tax at the time of sale of the shares underlying the New Option at your applicable marginal tax rate plus social security and national health insurance payments as provided by applicable law.

•

You (as well as the Company and the trustee appointed for the purposes of Section 102 of the Tax Ordinance) will be required to provide the ITA with a declaration confirming that you understand the Pre-Ruling and will act in accordance with its provisions and will not request its amendment or replacement with another tax arrangement. By tendering Eligible Options in the Exchange Offer through the signature and delivery of a notice of election, you will be providing such confirming declaration.

The Company has elected to grant the New Options to Israeli residents under the capital gains route of Section 102 of the Tax Ordinance. Therefore, the New Options and shares received pursuant to the exercise of the New Options should be held in trust with a trustee for a period of at least two years following the Grant Date.

Upon the sale of shares received following the exercise of a New Option or upon release from the trust, whichever is earlier, the employee will realize a capital gain in an amount generally equal to the difference between (i) the fair market value of the share purchased upon such exercise, on the date such share was sold or released from the trust, as the case may be, and (ii) the exercise price per share of the New Option. Capital gains realized will be taxed at a rate of 25%. Capital gains derived from the sale of shares are not liable for any social security payments.

Upon the sale of shares received following the exercise of a New Option or upon release from the trust, whichever is earlier, the taxable gain shall be taxed in two parts: (A) the Ordinary Income Portion will be taxable as ordinary income and will be liable for social security payments (including national health insurance). Income tax rates will be determined in accordance with the employee’s marginal tax rate (up to 45% in 2010); (B) the difference between (i) the fair market value of an ordinary share on the date such share was sold or released from the trust, as the case may be, and (ii) the exercise price per share of the New Option (plus the Ordinary Income Portion) shall be taxable as capital gain at a rate of 25%, provided that the Ordinary Income Portion is not higher than the excess of the fair market value of the underlying share upon date of sale and the exercise price per share of the New Options plus any selling related expenses incurred by the employee. Capital gains derived from the sale of shares are not liable for any social security payments. To the extent the shares received following the exercise of a New Option are sold within the two year period during which the New Options should be held in trust, the taxable gain will be considered as ordinary income and will be liable for social security payments for both the employer and the employee. Income tax rates will be determined in accordance with the eligible participant’s marginal tax rate (up to 45% in 2010).

The above discussion is based on the current applicable provisions of the Tax Ordinance, as amended. The Company recommends that you consult your own tax advisor with respect to the tax consequences of participating in the Exchange Offer.

U.S. Federal Income Tax Consequences

The following is a brief discussion of the material United States federal income tax consequences associated with the exchange of Eligible Options for New Options pursuant to the Exchange Offer. This discussion is based on the Code, its legislative history, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

Holders of Incentive Stock Options Who Choose Not to Participate

Eligible employees who hold Eligible Options that are incentive stock options should note that if, as expected, the Exchange Offer remains open for thirty (30) days or more, incentive stock options held by U.S. employees who do not participate in the Exchange Offer will be deemed to have been modified as of the date this offer commenced. The date the Exchange Offer commences will be considered a new date of grant for purposes of determining whether the employee will receive favorable U.S. tax treatment with respect to the incentive stock options. As a result, in order to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the date the Exchange Offer commenced (i.e., the date of the deemed modification) and more than one year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the shares issued upon the exercise of the option over the exercise price of such option will be treated as long-term capital gain. For more detailed information, please see the information below. For tax consequences relating to not exchanging Eligible Options that are classified for U.S. tax purposes as nonqualified stock options, please see the information below.

The Company strongly recommends that you consult your own tax advisor with respect to the federal, state, and local tax consequences and any non-U.S. tax consequences of participating in the Exchange Offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. The Company strongly recommends that you consult with your own advisors to discuss the consequences to you of this transaction.

Stock Options

If you participate in this offer, your Eligible Options will be exchanged for New Options. So that you are able to compare the tax consequences of the New Options to that of your Eligible Options, the following summary has been included as a reminder of the tax consequences generally applicable to options under U.S. federal tax law.

Nonqualified Stock Options

Under current law, an option holder generally will not realize taxable income upon the grant of a nonqualified stock option. However, when an option holder exercises the nonqualified stock option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder, and such taxable income will be subject to all applicable withholding taxes. In such case, you will be required to follow the Company’s instructions in facilitating any such transaction, including your entering into an automatic sales plan and other associated account opening forms and authorizations, with any broker or other third party designated by the Company. The Company may also utilize other methods to collect the tax at its sole discretion.

The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if it complies with eligible reporting requirements.

Upon disposition of the Ordinary Shares, any gain or loss is treated as capital gain or loss.

Incentive Stock Options

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three months after termination of the option holder’s employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the Ordinary Shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is qualifying or not qualifying. The disposition of the option shares is qualifying if it is made:

- more than two years after the date the incentive stock option was granted; and

- more than one year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the Ordinary Shares acquired upon exercise of the option over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which is referred to as a “disqualifying disposition,” the excess of the fair market value of the Ordinary Shares acquired on the date the option was exercised (or, if less, the amount realized on the disposition of such shares) over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

Hong Kong Income Tax Consequences

The following is a brief summary of the material tax consequences of participating in the Exchange Offer for employees who are subject to income tax in Hong Kong. This discussion is based on the laws in effect in Hong Kong as of October 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell Ordinary Shares acquired upon exercise of New Options.

Option Exchange

You are not likely to be subject to tax in Hong Kong as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax in Hong Kong when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to salaries tax in Hong Kong on the difference between the fair market value of the Ordinary Shares on the date of exercise and the price you pay for your Ordinary Shares.

Sale of Ordinary Shares

When you sell the Ordinary Shares acquired upon exercise of New Options, you will not be subject to tax in Hong Kong if the gains are regarded as capital gains by the Hong Kong Inland Revenue Department (the “IRD”).

Withholding and Reporting

Your employer is not required to withhold tax due when you exercise New Options or sell the underlying Ordinary Shares unless you have left or will be leaving Hong Kong permanently, in which case your employer is required to withhold any money payable to you until you have obtained tax clearance from the IRD. Your employer is required to report to the IRD (i) options granted to you during the year of the grant and (ii) the excess between the market value and the price you pay for your Ordinary Shares as part of your relevant income for the year of assessment to tax in which the exercise takes place. It is your responsibility to report on your annual tax return and pay any salaries taxes resulting from the exercise of the New Options.

German Tax Consequences

The following is a brief summary of the material tax consequences of participating in the Exchange Offer for employees who are subject to income tax in Germany. This discussion is based on the laws in effect in Germany as of October 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell Ordinary Shares acquired upon exercise of New Options.

Option Exchange

You are not likely to be subject to tax in Germany as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax in Germany when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax in Germany on the difference between the fair market value of the Ordinary Shares on the date of exercise and the exercise price you pay for your ordinary shares. In addition, a surtax is due at the rate of 5.5% of income tax, and a church tax of either 8% or 9% of income tax, may be imposed.

Sale of Ordinary Shares

When you sell the Ordinary Shares acquired upon exercise of New Options, you will be taxed on a capital gain amount (the difference between the fair market value at exercise and the sale price amount). Additionally, a solidarity surcharge is due at the rate of 5.5% of the tax, and a church tax at the rate of 8% or 9% of income tax may also be imposed.

Withholding and Reporting

Your employer is required to withhold all income tax, capital gains tax due and relevant social taxes when you exercise or sell the New Options,

Japanese Tax Consequences

The following is a brief summary of the material tax consequences of participating in the Exchange Offer for employees who are subject to income tax in Japan. This discussion is based on the laws in effect in Japan as of October 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell Ordinary Shares acquired upon exercise of New Options.

Option Exchange

You are not likely to be subject to tax in Japan as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax in Japan when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax in Japan on the difference between the fair market value of the Ordinary Shares on the date of exercise and the exercise price you pay for your Ordinary Shares.

Sale of Ordinary Shares

Upon selling the Ordinary Shares acquired upon exercise of New Options, you will be obligated to pay capital gains tax on the difference between the fair market value at exercise and the sale price amount.

Withholding and Reporting

Your employer is not required to withhold tax due when you exercise or sell the New Options, nor is there any required reporting of the sale to the tax authorities.

Korean Tax Consequences

The following is a brief summary of the material tax consequences of participating in the Exchange Offer for employees who are subject to income tax in Korea. This discussion is based on the laws in effect in Korea as of October 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell Ordinary Shares acquired upon exercise of New Options.

Option Exchange

You are not likely to be subject to tax in Korea as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax in Korea when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax in Korea on the difference between the fair market value of the Ordinary Shares on the date of exercise and the exercise price you pay for your Ordinary Shares.

Sale of Ordinary Shares

When you sell the Ordinary Shares acquired upon exercise of the New Options, capital gains tax may be payable on the sale proceeds, less (i) the acquisition cost, (ii) any amount recognized as earned income and (iii) an annual statutory allowable deduction of up to 2.5 million Korean Won.

Withholding and Reporting

Your employer is not required to withhold income tax due when you exercise or sell the New Options; however, your employer may withhold social taxes due, and your employer is required to report to the tax authorities, as part of your relevant income for the year of assessment to tax in which the exercise takes place, the excess value between the market value and the exercise price you pay for your Ordinary Shares. It is your responsibility to report on your annual tax return and pay any income tax resulting from the exercise of the New Options. If capital gains tax is due, a filing generally needs to be made at the date of sale

Taiwanese Tax Consequences

The following is a brief summary of the material tax consequences of participating in the Exchange Offer for employees who are subject to income tax in Taiwan. This discussion is based on the laws in effect in Taiwan as of October 2010. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the New Options are granted, you exercise the New Options or you sell Ordinary Shares acquired upon exercise of New Options.

Option Exchange

You are not likely to be subject to tax in Taiwan as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax in Taiwan when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax in Taiwan on the difference between the fair market value of the Ordinary Shares on the date of exercise and the exercise price you pay for your Ordinary Shares.

Sale of Ordinary Shares

When you sell the Ordinary Shares acquired upon exercise of the New Options, the capital gain amount (the difference between the fair market value at exercise and the sale price amount) should be included in the Income Basic Tax calculation of the employee.

Withholding and Reporting

Your employer is not required to withhold tax due when you exercise or sell the New Options; however, your employer is required to report to the tax authorities, as part of your relevant income for the year of assessment in which the exercise takes place, the excess value between the market value and the exercise price you pay for your Ordinary Shares. It is your responsibility to report on your annual tax return and pay any income tax resulting from the exercise of the New Options.

14.	Extension of the Exchange Offer; Termination; Amendment.

The Company reserves the right, in its discretion, at any time and regardless of whether or not any event set forth under the heading ‘The Exchange Offer—Conditions of the Exchange Offer’ has occurred or is deemed to have occurred, to extend the Expiration Date and delay the acceptance for exchange of any Eligible Options. If the Company decides to extend the Expiration Date, you will be given written notice of the extension and delay, as described below. In that event, the Company will also extend your right to withdraw tenders of Eligible Options until such extended Expiration Date. In the case of an extension, the Company will issue a press release, e-mail or other form of communication no later than 9:00 a.m., United States Eastern Time, on the next U.S. business day after the previously scheduled Expiration Date.

The Company also reserves the right, in its reasonable judgment, before the Expiration Date to terminate or amend the Exchange Offer and to postpone its acceptance and cancellation of any options elected to be exchanged if any of the events described under the heading ‘The Exchange Offer—Conditions of the Exchange Offer’ occurs, by giving written notice of the termination or postponement to you or by making a public announcement of the termination. Orbotech’s reservation of the right to delay acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that it must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, the Company further reserves the right, before the Expiration Date, in its discretion, and regardless of whether any event described under the heading ‘The Exchange Offer—Conditions of the Exchange Offer’ has occurred or is deemed to have occurred, to amend the Exchange Offer in any respect, including by decreasing or increasing the consideration offered in the Exchange Offer or by decreasing or increasing the number of options being sought in the Exchange Offer.

The minimum period during which the Exchange Offer will remain open following material changes in the terms of the Exchange Offer or in the information concerning the Exchange Offer, other than a change in the consideration being offered or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If the Company modifies the number of Eligible Options to be exchanged in the Exchange Offer or the consideration being offered for the Eligible Options in the Exchange Offer, the Exchange Offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the Exchange Offer is amended in a manner that the Company determines constitutes a material change adversely affecting any holder of Eligible Options, it will promptly disclose the amendments in a manner reasonably designed to inform holders of Eligible Options of such amendments, and will extend the Exchange Offer so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after the date of notice of such change.

For purposes of the Exchange Offer, a ‘U.S. business day’ means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, United States Eastern Standard Time.

15.	Fees and Expenses.

The Company will not pay any fees or commissions to any broker, dealer or other person for asking Eligible Option holders whether or not they would like to elect to surrender their Eligible Options pursuant to the Exchange Offer.

16.	Additional Information.

This Offer to Exchange is a part of a Tender Offer Statement on Schedule TO that the Company has filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. The Company recommends that you review the Schedule TO, including its exhibits, and the following materials that have been filed with the SEC before making a decision on whether or not to surrender your Eligible Options:

(a)	The 2009 Annual Report;

(b)	The Company’s reports on Form 6-K filed with the SEC since December 31, 2009, including those filed on February 24, 2010, May 11, 2010, June 9, 2010 (only SEC accession number 0001193125-10-135278), July 26, 2010, August 3, 2010 and November 2, 2010 (except to the extent such reports are furnished but not filed with the SEC); and

(c)	The description of the Company’s Ordinary Shares in the Company’s Registration Statement on Form F-1 under the Securities Act, as filed on July 5, 1984 (Registration No. 2-92065).

These filings, the Company’s other annual reports, reports of foreign private issuer on Form 6-K, and certain other SEC filings made by, or which are relevant to, the Company may be examined, and copies may be obtained, at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Company’s SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

In addition, these materials may be read at the Company’s offices, which are located at Sanhedrin Boulevard, Yavne 81101, Israel, by appointment. The Company will also provide to you, upon request and without charge, a copy of any or all of the documents to which you have been referred, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Orbotech Ltd.

Sanhedrin Boulevard

North Industrial Zone

Yavne, 81101 Israel

Attn: Michael Havin, Corporate Secretary

Fax: +972-8-9438769

E-mail: michael.havin@orbotech.com

or by telephoning Michael Havin at +972-8-9423622.

As you read the documents listed in this Section, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and the Exchange Offer, you should rely on the statements made in the most recently dated document.

The information contained in the Exchange Offer should be read together with the information contained in the documents to which you have been referred.

17.	Miscellaneous.

The Company is not aware of any jurisdiction in which participation in the Exchange Offer is being made to employees where the Exchange Offer is not in compliance with applicable law. The

Company may become aware of one or more jurisdictions where the Exchange Offer is not in compliance with valid applicable law. If the Company is unable to comply with such law, or otherwise determines that it is impracticable or inadvisable to permit participation in the Exchange Offer by employees in such jurisdiction, participation in the Exchange Offer will not be offered to, nor will Eligible Options be accepted from, employees residing in such jurisdiction.

ORBOTECH LTD.

November 4, 2010